                                                                 EXECUTION COPY






                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                            DATED AS OF JULY 2, 1997

                                      AMONG


                          ARCHIBALD CANDY CORPORATION,
                                   AS BORROWER


                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                                      AND

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT



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                                TABLE OF CONTENTS



ARTICLE I:  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.1  CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II:  THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   2.1. [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   2.2  REVOLVING LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   2.3  RATABLE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   2.4  RATE OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   2.5  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . . . . .   25
           (A)  OPTIONAL PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .   25
           (B)  MANDATORY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . .   25
           (C)  APPLICATION OF PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .   25
   2.6  REDUCTION OF REVOLVING LOAN COMMITMENTS  . . . . . . . . . . . . . . . . . . .   26
   2.7  METHOD OF BORROWING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   2.8  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. . . . . . . . . .   26
   2.9  MINIMUM AMOUNT OF EACH ADVANCE . . . . . . . . . . . . . . . . . . . . . . . .   26
  2.10  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND
        CONTINUATION OF ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
           (A)  RIGHT TO CONVERT . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
           (B)  AUTOMATIC CONVERSION AND CONTINUATION  . . . . . . . . . . . . . . . .   27
           (C)  NO CONVERSION POST-DEFAULT . . . . . . . . . . . . . . . . . . . . . .   27
           (D)  CONVERSION/CONTINUATION NOTICE . . . . . . . . . . . . . . . . . . . .   27
  2.11  DEFAULT RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  2.12  METHOD OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  2.13  NOTES, TELEPHONIC NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  2.14  PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND
        FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS. . . . . . . . . . . . . . . . . .   28
           (A)  PROMISE TO PAY . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
           (B)  INTEREST PAYMENT DATES . . . . . . . . . . . . . . . . . . . . . . . .   28
           (C)  FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
           (D)  INTEREST AND FEE BASIS . . . . . . . . . . . . . . . . . . . . . . . .   29
           (E)  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
           (F)  LOAN ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
           (G)  CONTROL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
           (H)  ENTRIES BINDING. . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  2.15  NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT
        REDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  2.16  LENDING INSTALLATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  2.17  NON-RECEIPT OF FUNDS BY THE AGENT. . . . . . . . . . . . . . . . . . . . . . .   34
  2.18  TERMINATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  2.19  REPLACEMENT OF CERTAIN LENDERS . . . . . . . . . . . . . . . . . . . . . . . .   34
  2.20  LETTER OF CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  2.21  LETTER OF CREDIT PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .   35
  2.22  REIMBURSEMENT OBLIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

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  2.23  CASH COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  2.24  LETTER OF CREDIT FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  2.25  INDEMNIFICATION; EXONERATION . . . . . . . . . . . . . . . . . . . . . . . . .   37
  2.26  RELEASE OR ADDITION OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE III:  CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . . . . .   38
   3.1  YIELD PROTECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
   3.2  CHANGES IN CAPITAL ADEQUACY REGULATIONS. . . . . . . . . . . . . . . . . . . .   40
   3.3  AVAILABILITY OF TYPES OF ADVANCES. . . . . . . . . . . . . . . . . . . . . . .   40
   3.4  FUNDING INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
   3.5  LENDER STATEMENTS; SURVIVAL OF INDEMNITY . . . . . . . . . . . . . . . . . . .   41

ARTICLE IV:  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . .   41
   4.1  INITIAL ADVANCES AND LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . .   41
   4.2  EACH ADVANCE AND LETTER OF CREDIT. . . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE V:  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . .   43
   5.1  ORGANIZATION; CORPORATE POWERS . . . . . . . . . . . . . . . . . . . . . . . .   43
   5.2  AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
   5.3  NO CONFLICT; GOVERNMENTAL CONSENTS . . . . . . . . . . . . . . . . . . . . . .   44
   5.4  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
   5.5  NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . .   44
   5.6  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
           (A)  TAX EXAMINATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
           (B)  PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
   5.7  LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. . . . . . . . . . . . . . . . .   45
   5.8  SUBSIDIARIES; PARENT'S CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . .   45
   5.9  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.10  ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.11  SECURITIES ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  5.12  MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  5.13  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  5.14  ASSETS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  5.15  STATUTORY INDEBTEDNESS RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . .   47
  5.16  POST-RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  5.17  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  5.18  CONTINGENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  5.19  LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  5.20  SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
  5.21  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  5.22  DISCLOSURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE VI:  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
   6.1  REPORTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
           (A)  FINANCIAL REPORTING. . . . . . . . . . . . . . . . . . . . . . . . . .   49
           (B)  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .   51

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           (C)  LAWSUITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
           (D)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
           (E)  ERISA NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
           (F)  LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
           (G)  OTHER INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
           (H)  OTHER REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
           (I)  ENVIRONMENTAL NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .  54
           (J)  BORROWING BASE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . .  54
           (K)  OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   6.2  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
           (A)  CORPORATE EXISTENCE, ETC. . . . . . . . . . . . . . . . . . . . . . . .  54
           (B)  CORPORATE POWERS; CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . .  54
           (C)  FUTURE GUARANTORS AND SUBSIDIARIES. . . . . . . . . . . . . . . . . . .  54
           (D)  COMPLIANCE WITH LAWS, ETC.. . . . . . . . . . . . . . . . . . . . . . .  55
           (E)  PAYMENT OF TAXES; TAX CONSOLIDATION . . . . . . . . . . . . . . . . . .  55
           (F)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
           (G)  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. . . . . . . . .  55
           (H)  INSURANCE AND CONDEMNATION PROCEEDS . . . . . . . . . . . . . . . . . .  56
           (I)  ERISA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
           (J)  MAINTENANCE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .  56
           (K)  ENVIRONMENTAL COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . .  56
           (L)  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
           (M)  MAINTENANCE OF CONCENTRATION ACCOUNT. . . . . . . . . . . . . . . . . .  56
           (N)  ISSUANCE OF SAR NOTES . . . . . . . . . . . . . . . . . . . . . . . . .  57
   6.3  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
           (A)  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
           (B)  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . .  58
           (C)  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
           (D)  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
           (E)  [Intentionally omitted].. . . . . . . . . . . . . . . . . . . . . . . .  59
           (F)  RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  59
           (G)  BORROWER'S CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . .  59
           (H)  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . . . . .  59
           (J)  RESTRICTION ON FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . . . .  59
           (K)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           MARGIN REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (L)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (M)  AMENDMENT OF CERTAIN AGREEMENTS . . . . . . . . . . . . . . . . . . . .  60
           (N)  CORPORATE DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (O)  OTHER INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (P)  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (Q)  SUBSIDIARY COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .  60
           (R)  RATE HEDGING OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . .  61
   6.4.  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
           (A)  DEFINED TERMS FOR FINANCIAL COVENANTS . . . . . . . . . . . . . . . . .  61
           (B)  FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . .  63

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           (C)  LEVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
           (D)  RENTALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE VII:  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   7.1  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . . . . . . . . . . . .  67
   8.1  TERMINATION OF COMMITMENTS; ACCELERATION. . . . . . . . . . . . . . . . . . . .  67
   8.2  DEFAULTING LENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   8.3  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   8.4  PRESERVATION OF RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   8.5  RELEASE OF COLLATERAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE IX:  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   9.1  SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   9.2  GOVERNMENTAL REGULATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   9.3  PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   9.4  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   9.5  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   9.6  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT . . . . . . . . . . . . . . . .  71
   9.7  EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
           (A)  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
           (B)  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
           (C)  WAIVER OF CERTAIN CLAIMS. . . . . . . . . . . . . . . . . . . . . . . .  73
           (D)  SURVIVAL OF AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  73
   9.8  NUMBERS OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   9.9  ACCOUNTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  9.10  SEVERABILITY OF PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  9.11  NONLIABILITY OF LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  9.12  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
  9.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL . . . . . . . . . . . .  74
           (A)  EXCLUSIVE JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . .  74
           (B)  OTHER JURISDICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  74
           (C)  SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . . . . . . . . . .  74
           (D)  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . .  74
           (E)  WAIVER OF BOND. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
           (F)  ADVICE OF COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE X:  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
  10.1  APPOINTMENT; NATURE OF RELATIONSHIP . . . . . . . . . . . . . . . . . . . . . .  75
  10.2  POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
  10.3  GENERAL IMMUNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
  10.4  NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. . . .  75
  10.5  ACTION ON INSTRUCTIONS OF LENDERS . . . . . . . . . . . . . . . . . . . . . . .  76
  10.6  EMPLOYMENT OF AGENTS AND COUNSEL. . . . . . . . . . . . . . . . . . . . . . . .  76
  10.7  RELIANCE ON DOCUMENTS; COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . .  76

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  10.8  AGENT'S REIMBURSEMENT AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . .  76
  10.9  RIGHTS AS A LENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
 10.10  LENDER CREDIT DECISION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
 10.11  SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
 10.12  COLLATERAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE XI:  SETOFF; RATABLE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  78
  11.1  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  11.2  RATABLE PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  11.3  APPLICATION OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  11.4  RELATIONS AMONG LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . . . . . . .  79
  12.1  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
  12.2  PARTICIPATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
           (A)  PERMITTED PARTICIPANTS; EFFECT. . . . . . . . . . . . . . . . . . . . .  80
           (B)  VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
           (C)  BENEFIT OF SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
  12.3  ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
           (A)  PERMITTED ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  81
           (B)  EFFECT; EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . .  81
           (C)  THE REGISTER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
  12.4  DISSEMINATION OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XIII:  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
  13.1  GIVING NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
  13.2  CHANGE OF ADDRESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XIV:  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XV:  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                      S-v



                                    EXHIBITS


     EXHIBIT A      --   Loan Commitments
                         (Definitions)

     EXHIBIT B      --   Form of Revolving Note
                         (Definitions)

     EXHIBIT C      --   Form of Borrowing Base Certificate
                         (Definitions)

     EXHIBIT D      --   Form of Assignment Agreement
                         (Sections 2.19, 12.3)

     EXHIBIT E      --   Money Transfer Instructions (Section 4.1)

     EXHIBIT F      --   List of Closing Documents (Section 4.1)

     EXHIBIT G      --   Form of Officer's Certificate
                         (Sections 4.2, 6.1(A)(iv))

     EXHIBIT H      --   Form of Compliance Certificate
                         (Sections 4.2, 6.1(A)(iv))

                                    SCHEDULES


     SCHEDULE 1.1-A      --   Inactive Subsidiaries
                              (Definitions)

     SCHEDULE 1.1-B      --   Jordans
                              (Definitions)

     SCHEDULE 1.1-C      --   SAR Agreements
                              (Definitions, Section 6.4(A))

     SCHEDULE 1.1-D      --   Approved Values of Real Estate
                              (Definitions)

     SCHEDULE 5.3        --   Government Consents (Section 5.3)

     SCHEDULE 5.7        --   Litigation (Section 5.7)

     SCHEDULE 5.8        --   Corporate Structure (Section 5.8)

     SCHEDULE 5.9        --   ERISA Matters (Sections 5.9, 6.3(A))

     SCHEDULE 5.17       --   Insurance (Sections 5.17, 6.2(F))

     SCHEDULE 5.18       --   Contingent Obligations
                              (Sections 5.7, 5.18)

     SCHEDULE 5.19       --   Labor Matters (Section 5.19)

     SCHEDULE 5.21       --   Environmental Matters (Section 5.21)

     SCHEDULE 6.3(A)     --   Indebtedness (Section 6.3(A))

     SCHEDULE 6.3(C)     --   Liens (Section 6.3(C))

     SCHEDULE 6.3(D)     --   Investments (Section 6.3(D))

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     This Amended and Restated Credit Agreement dated as of July 2, 1997 is entered into among Archibald Candy Corporation, an Illinois corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to SECTION 12.3, and The First National Bank of Chicago, in its capacity as Agent for itself and the other Lenders. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     As used in this Agreement:

     "ACCOUNT DEBTOR" means and includes the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower.

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any Subsidiary of the Borrower (i) acquires all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of vote) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership inter-ests of a partnership.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "AFFECTED LENDER" is defined in SECTION 2.19 hereof.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Notwithstanding anything in this Agreement to the contrary, with respect to references to "Affiliates" of any Lender, the ten percent (10%) threshold set forth above shall instead be a reference to fifty percent (50%).

     "AGENT" means First Chicago in its capacity as the contractual representa-tive for itself and the Lenders pursuant to ARTICLE X hereof and any successor Agent appointed pursuant to ARTICLE X hereof.

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is $20,000,0-00.

     "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.4(B) hereof.

     "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

     "APPLICABLE COMMITMENT FEE RATE" means, for any date, from the date hereof through August 31, 1997, a per annum rate equal to one-half of one percent (0.50%) and thereafter the applicable per annum rate set forth below based on the Borrower's Leverage Ratio as of the last day of the Borrower's most recently ended Fiscal Quarter:

                                             Applicable
     LEVERAGE RATIO                     COMMITMENT FEE RATE
     -------------------                -------------------
     Greater than or
     equal to 4.0 to 1                       0.50%

     Less than 4.0 to 1
     but greater than or
     equal to 3.0 to 1                       0.50%

     Less than 3.0 to 1
     but greater than or
     equal to 2.5 to 1                       0.50%

     Less than 2.5 to 1                      0.375%

For any date after August 31, 1997, the Applicable Commitment Fee Rate shall be adjusted effective on the fifth (5th) Business Day after the delivery of the Borrower's quarterly financial statements pursuant to SECTION 6.1(A)(ii), PROVIDED that if timely delivery of such quarterly financial statements is not made, for purposes of determining such Applicable Commitment Fee Rate, the Leverage Ratio shall be assumed to be greater than 4.0 to 1 until such delivery is made.

     "APPLICABLE EURODOLLAR MARGIN" means, for any date, with respect to the Loans comprising any Eurodollar Advance, from the date hereof through August 31, 1997, a per annum rate equal to two and one-half percent (2.50%) and thereafter, the applicable per annum rate set forth below for such Loans based on the Borrower's Leverage Ratio as of the last day of the Borrower's most recently ended Fiscal Quarter:

                                           Applicable
     LEVERAGE RATIO                     EURODOLLAR MARGIN
     ------------------                ------------------
     Greater than or
     equal to 4.0 to 1                       2.50%

     Less than 4.0 to 1
     but greater than or
     equal to 3.0 to 1                       2.25%

     Less than 3.0 to 1
     but greater than or
     equal to 2.5 to 1                       2.00%

     Less than 2.5 to 1                      1.75%

For any date after August 31, 1997, the Applicable Eurodollar Margin shall be adjusted effective on the fifth (5th) Business Day after the delivery of the Borrower's quarterly financial statements pursuant to SECTION 6.1(A)(ii), PROVIDED that if timely delivery of such quarterly financial statements is not made, for purposes of determining such Applicable Eurodollar Margin, the Leverage Ratio shall be assumed to be greater than 4.0 to 1 until such delivery is made.

     "APPLICABLE FLOATING RATE MARGIN" means, for any date, with respect to the Loans comprising any Floating Rate Advance, from the date hereof through August 31, 1997, a per annum rate equal to one and one-quarter percent (1.25%) and thereafter, the applicable per annum rate set forth below for such Loans based on the Borrower's Leverage Ratio as of the last day of the Borrower's most recently ended Fiscal Quarter:

                                             Applicable
     LEVERAGE RATIO                     FLOATING RATE MARGIN
     -------------------                --------------------
     Greater than or
     equal to 4.0 to 1                         1.25%

     Less than 4.0 to 1
     but greater than or
     equal to 3.0 to 1                         1.00%

     Less than 3.0 to 1
     but greater than or
     equal to 2.5 to 1                         0.75%

     Less than 2.5 to 1                        0.50%

For any date after August 31, 1997, the Applicable Floating Rate Margin shall be adjusted effective on the fifth (5th) Business Day after the delivery of the Borrower's quarterly financial statements pursuant to SECTION 6.1(A)(ii), PROVIDED that if timely delivery of such quarterly financial statements is not made, for purposes of determining such Applicable Floating Rate Margin, the Leverage Ratio shall be assumed to be greater than 4.0 to 1 until such delivery is made.

     "APPLICABLE LETTER OF CREDIT FEE RATE" means, for any date, from the date hereof through August 31, 1997, a per annum rate equal to two and one-half percent (2.50%) and thereafter the applicable per annum rate set forth below based on the Borrower's Leverage Ratio as of the last day of the Borrower's most recently ended Fiscal Quarter:

                                        Letter of Credit
          LEVERAGE RATIO                    FEE RATE
          --------------                ----------------
          Greater than or
          equal to 4.0 to 1                  2.50%

          Less than 4.0 to 1
          but greater than or
          equal to 3.0 to 1                  2.25%

          Less than 3.0 to 1
          but greater than or
          equal to 2.5 to 1                  2.00%

          Less than 2.5 to 1                 1.75%

The Letter of Credit Fee Rate shall be adjusted effective on the fifth (5th) Business Day after the delivery of the Borrower's quarterly financial statements pursuant to SECTION 6.1(A)(ii), PROVIDED that if timely delivery of such quarterly financial statements is not made, for purposes of determining the Letter of Credit Fee Rate, the Leverage Ratio shall be assumed to be greater than 4.0 to 1 until such delivery is made.

     "APPROVED VALUE" means as of any date the sum of the values most recently approved by the Agent with respect to each of the parcels of real estate owned by the Borrower and subject to Mortgages (or mortgages in substantially the same form) as set forth on SCHEDULE 1.1-D. As of the Closing Date, the aggregate of the Approved Values of real estate subject to Collateral Documents acceptable to the Agent is $8,000,000.00. Subsequent to the first anniversary of the Closing Date, but no more frequently than once in any twelve month period, the Borrower may request that the Agent appraise specified parcels at the Borrower's expense, including new parcels which the Borrower wishes to add as Collateral. If the new appraisal results in a value for a particular parcel that the Agent considers reasonable and acceptable, the Approved Value will be set or reset at such appraised amount.

     "ARRANGER" means First Chicago Capital Markets, Inc.

     "AUTHORIZED OFFICER" means any of the Chairman, Chief Executive Officer, Vice President-Chief Financial Officer, Secretary/Treasurer, or Assistant Secretary of the Borrower, acting singly.

     "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BORROWER" means Archibald Candy Corporation, an Illinois corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

     "BORROWER SECURITY AGREEMENT" means that certain Amended and Restated Security Agreement of even date herewith executed by the Borrower in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "BORROWING BASE" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to (i) 85% of the Gross Amount of Eligible Receivables; PLUS (ii) 50% of the Gross Amount of Eligible Inventory consisting of finished goods; PLUS (iii) 60% of the Gross Amount of Eligible Inventory consisting of raw materials; PLUS
(iv) 70% of the Approved Value of real estate; PLUS (v) the Overadvance Amount, MINUS (vi) such reserves as the Agent reasonably deems necessary and are consistent with existing reserves, including without limitation, reserves (a) in amounts equal to any Indebtedness secured by a Lien permitted by SECTION 6.3(C)(v) and (b) in amounts equal to up to two (2) months rent or other applicable storage/processing fees at any location (other than the Borrower's leased retail store locations) where the Borrower maintains Inventory on leased premises or stores Inventory with any third party, for which the Agent has not received, as applicable, a landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreement and related Uniform Commercial Code financing statements, in form and substance reasonably acceptable to the Agent. The Agent shall give the Borrower notice prior to establishing any reserve hereunder.

     "BORROWING BASE CERTIFICATE" means a monthly certificate, in substantially the form of EXHIBIT C attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

     "BORROWING DATE" means a date on which an Advance is made hereunder.

     "BORROWING NOTICE" is defined in SECTION 2.8 hereof.

     "BUSINESS ACTIVITY REPORT" means a Notice of Business Activities Report from the State of Minnesota, Department of Revenue, or any similar report required by any other State relating to the ability of the Borrower or its Subsidiaries to enforce their accounts receivable claims against account debtors located in any such state.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and New York.

     "CAPITAL EXPENDITURES" means, the aggregate of all expenditures by the Borrower and its Subsidiaries which should be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles (including that portion of Capitalized Lease Obligations which should be capitalized on a consolidated balance sheet of the Parent in accordance with Agreement Accounting Principles) and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation) and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by Standard & Poor's
Corporation or P-2 (or better) by Moody's Investors Services, Inc.; PROVIDED that the maturities of such Cash Equivalents shall not exceed 365 days from the date of acquisition thereof.

     "CHANGE" is defined in SECTION 3.2 hereof.

     "CHANGE OF BOARD" means any transaction or event as a result of which any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder) other than the holders of Class C Common Stock of the Parent shall be entitled, by virtue of ownership of voting securities or by agreement or otherwise, to nominate directors of the Parent having, in the aggregate, at least a majority of the voting power at the time represented by all members of the board of directors of the Parent.

     "CHANGE OF CONTROL" means any transaction or event as a result of which
(i) Jordan and its Affiliates (which, for these purposes, shall be deemed to include TCW Capital and its Affiliates but shall be deemed not to include
MCIT) shall cease to own of record and beneficially, in the aggregate, at least twenty-five percent (25%) of the shares of the issued and outstanding common stock of the Parent, (ii) David Zalaznick, Thomas H. Quinn, Adam E. Max, Jonathan F. Boucher, John R. Lowden and John W. Jordan II, collectively, shall cease to have the absolute and unconditional power to vote a majority of the issued and outstanding shares of Class C Common Stock of the Parent, or to have the right to designate at least three members of the Board of Directors of Parent under the applicable provisions of the Stockholders Agreement, in each case without having to obtain the consent of any other holder of such shares, (iii) David Zalaznick, Thomas H. Quinn, Adam E. Max, and John W. Jordan II, collectively, shall cease to have the absolute and unconditional power to vote at least thirty-five percent (35%) of the issued and outstanding shares of Class C Common Stock, without having to obtain the consent of any other holder of such shares, (iv) a Change of Board shall have occurred, (v) the Parent shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of capital stock of the Borrower or (vi) a "Change of Control" (as defined in the Senior
Note Indenture) shall have occurred; PROVIDED, HOWEVER, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred as long as Jordan and its Affiliates and TCW Capital and its Affiliates own at least a sufficient amount of the capital stock of the Parent to have the power to elect at least a majority of the Board of Directors.

     "CLOSING DATE" means July 2, 1997.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Parent, the Borrower or any of the Borrower's Subsidiaries in or upon which a

Lien is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders; PROVIDED that any such property or interest in property with respect to which the Lien created pursuant to any of the Loan Documents has been released in accordance with the terms thereof shall not constitute Collateral.

     "COLLATERAL DOCUMENTS" means the Borrower Security Agreement, the Mortgages and all other instruments, documents and agreements now or hereafter executed which create, or purport to create, a Lien in favor of the Agent, for the benefit of the Holders of Secured Obligations, or in favor of the Agent, for the benefit of the Lenders.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "CONCENTRATION ACCOUNT" means the Borrower's concentration account, maintained with First Chicago or any other Lender as permitted pursuant to the terms hereof.

     "CONSOLIDATED INTEREST EXPENSE" is defined in SECTION 6.4(A) hereof.

     "CONSOLIDATED NET INCOME" is defined in SECTION 6.4(A) hereof.

     "CONTINGENT OBLIGATION", as applied to any Person, means (i) any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and
(ii) any other contingent obligation or liability of such Person, whether or not reflected in financial statements of such Person as a liability; PROVIDED that Contingent Obligations shall not include any obligations under operating leases or the SAR Agreements.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of

Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above.

     "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.10(D) hereof.

     "CORPORATE BASE RATE" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate of interest changes.

     "CURE LOAN" is defined in SECTION 8.2(iii) hereof.

     "CUSTOMARY PERMITTED LIENS" means:

          (i) Liens (other than non-possessory Liens which pursuant to applicable law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (iii) Liens (other than any Lien in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and
     (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $2,500,000;

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (v) Liens arising from leases or subleases granted to others which do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries; and

          (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

     "DEFAULT" means an event described in ARTICLE VII hereof.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "EBITDA" is defined in SECTION 6.4(A) hereof.

     "ELIGIBLE INVENTORY" means Inventory of the Borrower which is held for sale or lease or furnished under any contract of service by the Borrower, other than the Inventory described in the next sentence. The following Inventory is not Eligible Inventory:

          (i) Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the Borrower's business or does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale;

          (ii) Inventory consisting of packaging material (other than packaging material constituting a part of finished goods), supplies, freezers, trade name superstructures and work-in-process;

          (iii) Inventory which (a) is consigned to a third party for sale unless the Agent shall have received from such consignee a lien waiver agreement, or such other documentation (including UCC-1 financing statements naming such consignee as consignee and the Borrower as consignor) reasonably deemed necessary by the Agent, so that the Agent has a valid and perfected first-priority security interest in such consigned Inventory, or (b) is on consignment from a third party to the Borrower for sale;

          (iv) Inventory which consists of goods in transit (other than Inventory in transit on trucks of the Borrower);

          (v) Inventory which is subject to a Lien in favor of any Person other than the Agent, other than a Customary Permitted Lien or unperfected Liens created pursuant to agreements existing on the Closing Date;

          (vi) Inventory with respect to which the Agent does not have a valid and perfected security interest subject only to non-consensual landlord's and warehousemen's Liens arising by operation of law and Liens permitted pursuant to SECTION 6.3(C)(v);

          (vii) Inventory which is not located either (a) on the Borrower's owned premises or at its leased retail stores in the United States located in the jurisdictions listed on Schedule 2-B to the Security Agreement, on the Borrower's trucks in transit, or on the premises of consignees of the Borrower and such Inventory is not ineligible under CLAUSE (iii) above or
     (b) in other owned or leased premises, warehouses or with bailees in the

     United States permitted to be established under the Security Agreement, in each case in connection with which the Agent shall have received landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreements, as applicable, in each case in form and substance acceptable to the Agent, unless the Agent shall have established reserves for such locations in accordance with the definition of Borrowing Base, in which case such Inventory shall remain Eligible Inventory;

          (viii) Inventory which is evidenced by a Receivable; and

          (ix) Inventory which is not in conformity with the representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Security Agreement.

     "ELIGIBLE RECEIVABLES" means Receivables created by the Borrower in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower, other than the Receivables described in the next sentence. The following Receivables are not Eligible Receivables:

          (i) Receivables which remain unpaid ninety (90) days after the date of the original applicable invoice;

          (ii) all Receivables owing by a single Account Debtor (including a Receivable which remains unpaid fewer than ninety (90) days after the date of the original applicable invoice) if ten percent (10%) of the balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid ninety (90) days after the date of the original applicable invoice or has otherwise become, or has been determined by the Agent to be ineligible;

          (iii) Receivables from any single Account Debtor and its Affiliates which otherwise constitute Eligible Receivables comprising more than twenty-five percent (25%) of all Eligible Receivables;

          (iv) Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower;

          (v) Receivables with respect to which the Account Debtor is any federal Governmental Authority, the United States of America, or, in each case, any department, agency or instrumentality thereof, unless with respect to any such Account, the Borrower has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to the Agent on behalf of the Banks of such Accounts;

          (vi) Receivables with respect to which the Account Debtor is any state or municipal Governmental Authority or any agency or instrumentality thereof;

          (vii) Receivables not denominated in U.S. Dollars or with respect to which the Account Debtor is not a resident of the United States unless the Account Debtor has supplied the Borrower with an irrevocable letter of credit, issued by a financial institution, the deposits of which are (or the senior debt securities of the holding company of such financial institution are) rated A or better by Standard & Poor's Corporation or A1 or better by Moody's Investors Service, Inc., in an amount sufficient to cover such Receivable, in form and substance reasonably satisfactory to the Agent;

          (viii) Receivables with respect to which the Account Debtor has (a) asserted a counterclaim, (b) a right of setoff or (c) a receivable owing from the Borrower but only to the extent of such counterclaim, setoff or receivable;

          (ix) Receivables for which the prospect of payment or performance by the Account Debtor is materially impaired;

          (x) Receivables with respect to which the Agent does not have a valid and perfected first priority security interest;

          (xi) Receivables with respect to which the Account Debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

          (xii) Receivables with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return Inventory on the basis of the quality of such Inventory) or consignment basis, unless, in any such case, such Receivables are created in the ordinary course of the Borrower's business and in a manner consistent with its past practices;

          (xiii) Receivables with respect to which the Account Debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); PROVIDED, HOWEVER, such Receivables shall nonetheless be eligible if the Borrower has filed a Business Activity Report (or other applicable report) with the applicable state office or is qualified to do business in such jurisdiction and, at the time the Receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current Business Activity Report (or other applicable report);

          (xiv) Receivables with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

          (xv) Receivables with respect to which the Borrower has not yet shipped the applicable goods or performed the applicable service;

          (xvi) any Receivable which is not in conformity with the representations and warranties made by the Borrower to the Agent with respect thereto whether contained in this Agreement or the Security Agreement;

          (xvii) Receivables in connection with which the Borrower has not complied with all material requirements contained in the charter and by-laws or other organizational or governing documents of the Borrower, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon the Borrower or any of its property or to which the Borrower or any of its property is subject, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Receivable (or any related contracts) or affecting the collectability of such Receivables; and

          (xviii) Receivables in connection with which the Borrower or any other party to such Receivable, is in default in the performance or observance of any of the terms thereof in any material respect.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "ENVIRONMENTAL LIEN" means a lien in favor of any governmental entity for
(a) any liability under Environmental, Health or Safety Requirements of Law, or
(b) damages arising from, or costs incurred by such governmental entity in response to, a release or threatened release of a contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" shall mean any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act."

     "EQUITY INTEREST" means capital stock, warrants, options or other rights to acquire capital stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "EURODOLLAR ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

     "EURODOLLAR LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period PLUS the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "EXCLUDED TAXES" is defined in SECTION 2.14(E)(1) hereof.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "FIRST CHICAGO" means The First National Bank of Chicago, a national banking association, in its individual capacity, and its successors.

     "FISCAL QUARTER" or "fiscal quarter" shall mean the fiscal quarter of Borrower which shall be each 13 (or 14) week period ending in August, November, February and May or such other period as Borrower or Parent may designate and the Required Lenders shall approve.

     "FISCAL YEAR" or "fiscal year" shall mean the fiscal year of Borrower which shall be each 52 (or 53) week period ending on the last Saturday of August of each calendar year or such other period as Borrower or Parent shall designate and the Required Lenders may approve in writing.

     "FIXED CHARGE COVERAGE RATIO" is defined in SECTION 6.4(A) hereof.

     "FLOATING RATE" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus (ii) the Applicable Floating Rate Margin.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

     "GOVERNMENTAL ACTS" is defined in SECTION 2.25(A) hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS AMOUNT OF ELIGIBLE INVENTORY" means Eligible Inventory valued at the lower of cost determined on an average cost basis (determined in accordance with Agreement Accounting Principles, consistently applied) or market value less (without duplication) the value of reserves which have been recorded by the Borrower with respect to obsolete, slow-moving or excess Inventory.

     "GROSS AMOUNT OF ELIGIBLE RECEIVABLES" means the face amount outstanding under the Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied less all finance charges, late fees and other fees that are unearned.

     "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or failure to act.

     "HOLDERS OF SECURED OBLIGATIONS" has the meaning set forth in the Borrower Security Agreement.

     "INACTIVE SUBSIDIARIES" means those Subsidiaries of the Borrower listed on
SCHEDULE 1.1-A.

     "INDEBTEDNESS" of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto, including, in the case of the Borrower, Reimbursement Obligations under the Letters of Credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered

Indebtedness); (ii) to the extent not otherwise included, (a) interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (b) any Capitalized Lease Obligations, (c) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person, (d) Contingent Obligations (exclusive of whether such items would appear upon such balance sheet) and (e) Rate Hedging Obligations. The amount of Indebtedness of any Person at any date shall be without duplication
(i) the outstanding balance at such date of all uncondi-tional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "INDEMNIFIED MATTERS" is defined in SECTION 9.7(B) hereof.

     "INDEMNITEES" is defined in SECTION 9.7(B) hereof.

     "INTEREST PERIOD" means, with respect to a Eurodollar Loan, a period of one
(1), two (2), three (3) or, if available from each Lender, six (6) months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INTEREST RATE AGREEMENTS" is defined in SECTION 6.3(S) hereof.

     "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the Borrower's business, and shall include such property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of stock, partnership interest, notes, debentures or other securities, or of a beneficial interest in stock, partnership interest, notes, debentures or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING LENDER" is defined in SECTION 2.20 hereof.

     "JORDAN" means, collectively, The Jordan Company, a New York general partnership, and the Persons listed on SCHEDULE 1.1-B attached hereto.

     "L/C DRAFT" means a draft drawn on the Agent pursuant to a Letter of Credit.

     "L/C INTEREST" is defined in SECTION 2.21 hereof.

     "L/C OBLIGATIONS" means, at any particular time, the sum of (a) the aggregate undrawn amount of all Letters of Credit issued and outstanding at such time and (b) the aggregate outstanding amount of Reimbursement Obligations at such time.

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns.

     "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "LETTERS OF CREDIT" means (a) the letters of credit to be issued by any Issuing Lender pursuant to SECTION 2.20 hereof and (b) the letter of credit described in the last sentence of SECTION 2.20 hereof.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement which is intended as security, encumbrance or preference, priority or the security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTIONS 2.1 or 2.2 hereof and "LOANS" means, collectively, the Loans of all of the Lenders.

     "LOAN ACCOUNT" is defined in SECTION 2.14(F) hereof.

     "LOAN DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation this Agreement, the Notes, the Guaranty, the Collateral Documents, and all other agreements, instruments, documents, powers of attorney, notices, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Parent, the Borrower or any Subsidiary of the

Borrower and delivered to the Agent or any of the Lenders pursuant to or in connection with this Agreement, together with all agreements and documents referred to therein or contemplated thereby.

     "MANAGEMENT FEES" means any amounts owing by the Borrower pursuant to the Tax Sharing and Management Agreement in exchange for services related to management, consulting, investment banking or other similar services but shall not include reimbursement of expenses.

     "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, or the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Parent, the Borrower or any Subsidiary of the Borrower to perform their respective obligations under the Loan Documents in any material respect, or (c) the Lenders' or the Agent's rights under this Agreement or the Loan Documents or with respect to the Collateral.

     "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Borrower that has assets or annual sales equal to or greater than $1,000,000.00.

     "MAXIMUM REVOLVING LOAN AMOUNT" means, at any particular time, the lesser of (A) the Aggregate Revolving Loan Commitment at such time and (B) the Borrowing Base at such time.

     "MCIT" means Mezzanine Capital & Income Trust 2001, PLC.

     "MORTGAGES" means those certain Credit Line Deeds of Trust/Mortgages, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement of even date herewith executed by the Borrower or any of its Subsidiaries in favor of the Agent, for the benefit of the Holders of Secured Obligations, as amended, restated or otherwise modified from time to time.

     "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is party to which more than one employer is obligated to make contributions.

     "NON PRO RATA LOAN" is defined in SECTION 8.2 hereof.

     "NOTES" means the Revolving Notes.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 12.3(B) hereof.

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes (whether or not allowed), all L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 12, 1994 among the Borrower, the Parent, the lenders party thereto and First Chicago, as agent for such lenders, as in effect immediately before the effective date of this Agreement.

     "OTHER TAXES" is defined in SECTION 2.14(E)(2) hereof.

     "OVERADVANCE AMOUNT" means, at any time (i) between August 1, 1997 and December 31, 1997, $2,000,000, (ii) between August 1, 1998 and December 31, 1998, $1,000,000 and (iii) at all other times, $0.

     "PARENT" means Fannie May Holdings, Inc., a Delaware corporation, and its successors and assigns, including a debtor in possession on behalf of the Parent.

     "PARTICIPANTS" is defined in SECTION 12.2(A) hereof.

     "PAYMENT DATE" means the last Business Day of each quarter.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; PROVIDED, HOWEVER, if the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "PRO RATA SHARE" means the percentage obtained by dividing (x) the outstanding principal balance of such Lender's Loans by
(y) the aggregate amount of all Loans.

     "PURCHASERS" is defined in SECTION 12.3(A) hereof.

     "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

     "RECEIVABLE(S)" means and includes all of the Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REGISTER" is defined in SECTION 12.3(C) hereof.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.22 hereof.

     "REPLACEMENT LENDER" is defined in SECTION 2.19 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66-2/3%); PROVIDED, HOWEVER, that if any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then as long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro
                                      20

Rata Shares represent more than sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED, FURTHER, HOWEVER, that at any time when a Default exists, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are greater than sixty-six and two-thirds percent (66-2/3%).

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act,
Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "RESTRICTED INVESTMENTS" means any Investment other than an Investment permitted by SECTION 6.3(D)(i)-(v) and (vii).

     "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Borrower or any Subsidiary now or hereafter outstanding, (iii) any payment or prepayment of principal on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any of the Senior Notes,
(iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower or any Subsidiary now or hereafter outstanding, and (v) any Management Fees.

     "REVOLVING LOAN" is defined in SECTION 2.2 hereof.

     "REVOLVING LOAN AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Loan Amount at such time exceeds the Revolving Loan Obligations at such time.

     "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon, as such amount may be modified from time to time pursuant to the terms hereof.

     "REVOLVING LOAN OBLIGATIONS" means, at any particular time, the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans at such time PLUS (ii) the L/C Obligations at such time.

     "REVOLVING LOAN PERCENTAGE" means, with respect to any Lender, the amount obtained by dividing such Lender's Revolving Loan Commitment by the Aggregate Revolving Loan Commitment, expressed as a percentage.

     "REVOLVING NOTE" means a promissory note, in substantially the form of EXHIBIT B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Note.

     "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 3.2 hereof.

     "SAR AGREEMENTS" means (i) the Stock Appreciation Rights Agreements listed in SCHEDULE 1.1-C hereto, as heretofore amended, and as further amended in accordance with the terms hereof, and (ii) any other stock appreciation rights agreements entered into by the Parent in substantially the form of those agreements listed on SCHEDULE 1.1-C hereto, but only to the extent that such agreements do not provide stock appreciation rights, when aggregated with the stock appreciation rights granted under all then-existing SAR Agreements, in excess of 52.75.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more of the Lenders.

     "SENIOR NOTES" means those certain notes issued pursuant to the Indenture, in the aggregate principal amount of $100,000,000.00 with a maturity of July 1, 2004.

     "SENIOR NOTE INDENTURE" means that certain Indenture by and between the Borrower and The Bank of New York, as trustee, dated on or about July 2, 1997, pursuant to which the Senior Notes are to be or have been issued.


     "SENIOR PREFERRED STOCK" means the 5% Senior Preferred Stock, without par value, of the Parent.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SOLVENT", when used with respect to any Person, means that at the time of determination: (i) the fair market value (i.e., the value of the consideration obtainable in a sale of assets in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such assets, neither being under any compulsion to act, determined in good faith) of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;
(iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature;
and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "STOCKHOLDERS AGREEMENT" means the Shareholders Agreement dated as of October 30, 1991 among the Parent and its stockholders, as amended, restated, supplemented or otherwise modified from time to time.

     "STOCK OPTION PLAN" shall mean a stock option plan or plans providing options to purchase shares of capital stock of the Parent not exceeding, in the aggregate, 3% of the common stock of the Parent.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "TAX SHARING AND MANAGEMENT AGREEMENT" means the Tax Sharing and Management Agreement dated as of July 2, 1997 by and between Parent and the Borrower, as heretofore amended and as further amended in accordance with the terms hereof.

     "TAXES" is defined in SECTION 2.14(E)(1) hereof.

     "TERMINATION DATE" means the earlier of (a) July 1, 2000 and (b) the date of termination of the Revolving Loan Commitments pursuant to SECTION 8.1.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Parent, the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Parent, the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Parent, the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Parent, the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Benefit Plan under Section
4042 of ERISA; or (vi) the partial or complete withdrawal of the Parent, the Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "TJC MANAGEMENT CORP." means TJC Management Corp., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of TJC Management Corp.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents.

     "TRANSFEREE" is defined in SECTION 12.4 hereof.

     "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof. Any references to Subsidiaries of the Borrower set forth herein shall not be deemed a consent by the Lenders to the formation of any Subsidiaries by the Borrower.


ARTICLE II:  THE CREDITS

     2.1. [Intentionally Omitted].

     2.2 REVOLVING LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower (each individually a "REVOLVING LOAN" and collectively the "REVOLVING LOANS") from time to time, on a revolving credit basis, in amounts not to exceed such Lender's Pro Rata Share of Revolving Loan Availability at such time; PROVIDED, HOWEVER, at no time shall the Revolving Loan Obligations exceed the Maximum Revolving Loan Amount. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations set forth therein and in this ARTICLE II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans.

     2.3 RATABLE LOANS. Each Advance under SECTION 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

     2.4 RATE OPTIONS. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTION 2.8. The Borrower may select, in accordance with
SECTION 2.8, Rate Options and Interest Periods applicable to portions of the Loans; PROVIDED that there shall be no more than six Interest Periods in effect with respect to the Loans at any time.

     2.5  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

     (A) OPTIONAL PAYMENTS. On prior notice to the Agent, the Borrower may from time to time repay, without penalty or premium, all or any part of the outstanding Floating Rate Advances, PROVIDED that any such repayment in part shall equal $250,000 or an integral multiple of $100,000 in excess thereof. Subject to the payment by the Borrower of breakage costs pursuant to SECTION 3.4, a Eurodollar Advance may be voluntarily repaid in whole, or in part, prior to the last day of the applicable Interest Period.

     (B) MANDATORY PREPAYMENTS. If, at any time and for any reason, the aggregate outstanding principal balance of the Revolving Loans shall exceed the Maximum Revolving Loan Amount MINUS the L/C Obligations, then the Borrower shall promptly pay such excess to the Agent, for the ratable account of the Lenders.

     (C) APPLICATION OF PREPAYMENTS. All prepayments made under SECTION 2.5(A) or SECTION 2.5(B) shall be applied to the Obligations as specified in Borrower's written notice to the Agent delivered pursuant to such Section.

     2.6 REDUCTION OF REVOLVING LOAN COMMITMENTS. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $1,000,000 or in integral multiples of $500,000 in excess thereof, upon at least two (2) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the Aggregate Revolving Loan Commitment may not be reduced below the aggregate outstanding principal amount of the Revolving Loans and L/C Obligations. All accrued commitment fees relating to the terminated portion of the Aggregate Revolving Loan Commitment shall be payable on the effective date of such termination.

     2.7 METHOD OF BORROWING. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan in funds immediately available to the Agent in Chicago at its address specified pursuant to ARTICLE XIII hereof. The Agent will promptly make any funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such

Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto. Each Floating Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. The Agent shall promptly notify each Lender upon the delivery of a Borrowing Notice. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

     2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 or in multiples of $500,000 in excess thereof, and each Floating Rate Advance shall be in the minimum amount of $500,000 or in multiples of $100,000 in excess thereof; PROVIDED, HOWEVER, that any Floating Rate Advance consisting of Revolving Loans may be in the amount of the Revolving Loan Availability.

     2.10 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

     (A) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of SECTION 2.4, SECTION 2.9 and this SECTION 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; PROVIDED that any conversion of any Eurodollar Advance to another tenor of Eurodollar Advance shall only be made on the last day of the Interest Period applicable thereto.

     (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans. Eurodollar Loans shall continue as Eurodollar Loans until the end of then applicable Interest Period therefor, at which time such Eurodollar Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with SECTION 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Loans continue as Eurodollar Loans.

     (C) NO CONVERSION POST-DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.10(A) or 2.10(B), no Loan may be converted into or continued beyond the end of the applicable Interest Period as a Eurodollar Loan (absent the consent of the Required Lenders) when any Default has occurred and is continuing.

     (D) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Loan or continuation of a Eurodollar Loan not later than 11:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar

Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

     2.11 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the direction of the Required Lenders, upon prior written notice to the Borrower the interest rates applicable to the Obligations shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

     2.12 METHOD OF PAYMENT. All payments of principal, interest, fees and other amounts hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied by the Agent ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly, but in any event within the same Business Day, by the Agent to such Lender in the same type of funds which the Agent received at such Lender's address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is authorized to charge the Concentration Account, to the extent the Concentration Account is maintained with the Agent, for each such payment of principal, interest, fees or any other amount owing hereunder as it becomes due and payable.

     2.13 NOTES, TELEPHONIC NOTICES. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its Notes; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under such Notes. The Borrower authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer. The Borrower agrees to deliver promptly to the Agent a written confirmation signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Borrower of such difference.

     2.14 PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

     (A) PROMISE TO PAY. The Borrower unconditionally promises to pay when due the principal amount of each Loan made hereunder, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and Notes.

     (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable in arrears and without duplication (i) on each Payment Date, commencing with the first such date to occur after the date hereof, (ii) on any date on which such Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and (iii) at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Loan shall be payable in arrears and without duplication (i) on the last day of its applicable
Interest Period, (ii) on any date on which the Eurodollar Loan is prepaid, or converted, whether by accelerationor otherwise, and (iii) at maturity.
Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable in arrears on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears without duplication (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (C)  FEES.

          (1) The Borrower shall pay to the Agent, for the account of the Lenders, in accordance with their Pro Rata Shares, a commitment fee accruing at the Applicable Commitment Fee Rate from and after the Closing Date until the Termination Date on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Loan Obligations in effect from time to time. Subject to the last sentence of SECTION 2.6 hereof, such commitment fee shall be payable quarterly in arrears on the last calendar day of each February, May, August and November occurring after the Closing Date and on the Termination Date.


          (2) The Borrower agrees to pay to the Agent for the account of the Agent (and to the extent otherwise agreed between the Agent and any Lender, for the account of such Lender) the fees set forth in the letter agreement between the Agent and the Borrower dated June 18, 1997, payable at the times set forth therein and, without duplication, on the Termination Date and in the amounts set forth therein; PROVIDED, HOWEVER, that any such fees shall no longer accrue from and after the date that First Chicago ceases to act as Agent hereunder.

          (3) The Borrower shall pay to the Agent, for the account of the Lenders, in accordance with their Pro Rata Shares, an Overadvance Fee equal to 0.25% per annum on the average daily principal balance of the Revolving Loan Obligations to the extent of any excess on any day of the outstanding principal balance of the Revolving Loan Obligations over the amount of the Borrowing Base (excluding from the Borrowing Base for the purposes of calculating such fee, the Overadvance Amount) payable quarterly on each Payment Date in arrears from the Closing Date until December 31, 1998.

     (D) INTEREST AND FEE BASIS. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year (or, with respect to Floating Rate Loans, on the basis of a year of 365 or 366 days, as applicable, for actual days elapsed). Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     (E)  TAXES.

          (1) All payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or (subject to compliance by each Lender with its obligations under SECTION 2.14(E)(6)) withholdings, and all liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, (i) such taxes (including income taxes, franchise taxes, branch profit taxes, gross receipt taxes, minimum taxes and taxes computed under alternate methods, at least one of which is computed on net income) as are imposed on or measured by such Lender's or the Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized, or maintains a Lending Installation, (ii) any taxes that would not have been imposed but for the failure by such Lender to provide and to keep current any certificate or other documentation required to qualify for an exemption from or reduced rate of any tax and (iii) any taxes in excess of those previously imposed on a Lender, incurred as a result of such Lender moving its applicable Lending Installation (all such excluded taxes being hereinafter referred to as "EXCLUDED TAXES" and all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14(E)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or its obligations under its Revolving Loan Commitment.

          (2) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit, in each case other than taxes or other charges excluded pursuant to SECTION 2.14(E)(1) (hereinafter referred to as "OTHER TAXES").

          (3) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.14(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.14(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

          (4) Within thirty (30) days (or as soon thereafter as available) after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (5) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.14(E) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

          (6) Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to
     SECTION 12.3 hereof, (i) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is entitled under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS or applicable successor forms) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS or applicable successor forms) to receive payments of interest hereunder without deduction or withholding of United States federal income tax and
     (ii) Form W-8 or W-9 of the IRS (or

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

     applicable successor forms). Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event (including, without limitation, an assignment under SECTION 12.3 hereof) requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this SECTION 2.14(E)(6). Further, each Lender which delivers a certificate accompanied by Form 1001 covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 1998, and every third (3rd) anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

               (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax;

               (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

               (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

          Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

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

          Each Lender certifies, represents and warrants that as of the Closing Date (or, in the case of any party becoming a Lender by execution of an assignment and acceptance pursuant to SECTION 12.3, as of the date of such agreement) (x) it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) it is entitled to an exemption from United States backup withholding tax.

          Notwithstanding any provision contained herein, if (i) a Lender breaches any representation and warranty contained in this SECTION 2.14(E)(6) or (ii) a Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall fail to deliver the certificate required pursuant to this Section, such Lender shall not be entitled to payments pursuant to this SECTION 2.14(E) or SECTION 3.1 and the Borrower shall be entitled to withhold Taxes at the applicable statutory rate (or applicable reduced rate of withholding in the event that such Lender provides a Form 1001 to the Borrower certifying its entitlement to such reduced rate of withholding), or cause such withholding with respect to such Lender and the Borrower shall not be required to pay any additional amounts as a result of such withholding; PROVIDED, HOWEVER, that in the case of a Lender failing to deliver the required certificate, all such withholding shall cease upon delivery by such Lender of the above-referenced certificate.

          (7) If any Lender or the Agent shall receive a refund of Tax under this SECTION 2.14 and such Lender or the Agent determines that such refund arose because the Borrower paid additional amounts to such Lender or the Agent pursuant to the terms of this Section, such Lender or the Agent shall promptly notify the Borrower of the receipt of such refund and, within thirty (30) days after receipt of such refund, repay such refund to the Borrower (together with any interest received).

     (F) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (G)  CONTROL ACCOUNT.  The Register maintained by the Agent pursuant to
SECTION 12.3 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each assignment and acceptance delivered to and accepted by it and the parties thereto pursuant to SECTION 12.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (H) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

     2.15 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan promptly upon determining such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate and any adjustment in the Applicable Commitment Fee Rate, Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Letter of Credit Fee Rate.

     2.16 LENDING INSTALLATIONS. Subject to the last sentence of SECTION 2.14(E)(1), each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made on the date due. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient on the due date in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 TERMINATION DATE. This Agreement shall be effective until the earlier of (i) the Termination Date or (ii) the date on which all the Obligations hereunder have been satisfied in full and the Revolving Loan Commitments have been terminated. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements evidenced by the Loan Documents shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Rate Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

     2.19 REPLACEMENT OF CERTAIN LENDERS. If a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) has requested compensation from the Borrower under SECTIONS 2.14(E), 3.1 or 3.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to
SECTION 3.3 claiming that such Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked SECTION 9.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed assignment and acceptance agreements in substantially the form of EXHIBIT D five (5) Business Days after the date of such demand, to one or more financial institutions which complies with the provisions of SECTION 12.3(A) (and, if selected by the Borrower is reasonably acceptable to the Agent) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with SECTION 12.3. The Agent is hereby authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon to (but not including) the date of such assignment and amounts payable under SECTIONS 2.14(E), 3.1, and 3.2 with respect to such Affected Lender; provided, upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.14(E), 3.1, 3.2, 3.4, and 9.7, as well as to any fees accrued for its account hereunder and not yet paid and shall continue to be obligated under SECTION
10.8. Upon the replacement of any Affected Lender pursuant to this SECTION 2.19, the provisions of SECTION 8.2 shall continue to apply with respect to Borrowings which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

     2.20 LETTER OF CREDIT FACILITY. Upon three (3) days notice and receipt of duly executed applications therefor, and such other documents, instructions and agreements as such Lender may require, and subject to the provisions of ARTICLE IV, First Chicago shall or any other Lender, in its sole discretion, may, issue Letters of Credit for the account of the Borrower (First Chicago or such other Lender in such capacity being hereinafter referred to as an "ISSUING LENDER"), on terms satisfactory to such Issuing Lender; PROVIDED, HOWEVER, that no Letter of Credit shall be issued if on the date of issuance, before and after giving effect to such issuance, (i) the Revolving Loan Obligations equal or exceed the Maximum Revolving Loan Amount or (ii) the aggregate outstanding amount of the L/C Obligations exceeds $2,000,000. Notwithstanding anything to the contrary set forth above, no Letter of Credit shall be issued which has an expiration date later than the date which is five (5) Business Days before the Termination Date. If the

Borrower applies for a Letter of Credit from any Lender other than First Chicago, the Borrower shall simultaneously notify the Agent of the proposed amount and expiration date of such Letter of Credit. The Agent shall promptly notify each Lender and the Borrower whether the issuance of such Letter of Credit would comply with the terms of this SECTION
2.20. Each of the parties hereto agrees that on the Closing Date, those certain letters of credit No. 315771 in the face amount of $500,000 and No. 373183 in the face amount of $75,000 issued by First Chicago for the account of the Borrower, shall be deemed issued pursuant to the terms hereof and shall for all purposes be considered Letters of Credit.

     2.21 LETTER OF CREDIT PARTICIPATION. Immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Lender thereunder (collectively, an "L/C INTEREST") in an amount equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. The Agent will notify each Lender (or in the case of an Issuing Lender other than First Chicago, such Issuing Lender shall notify the Agent who in turn will notify each Lender) promptly upon presentation to it of any draw under a Letter of Credit. On or before the Business Day on which the Issuing Lender makes payment of each such draft, each Lender shall upon the Agent's request, make payment to the Agent, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. Any Issuing Lender may direct the Agent to make such a request with respect to Letters of Credit issued by such Issuing Lender. Upon the Agent's receipt of funds as a result of an Issuing Lender's payment of a draw on a Letter of Credit issued by such Issuing Lender, the Agent shall promptly pay such funds to the Issuing Lender. If an Issuing Bank has not directed the Agent to make such a request and the Borrower fails to repay the amount of any draft in accordance with SECTION 2.22, then, upon direction from the Issuing Bank, the Agent shall notify each Lender of such failure, and each Lender shall promptly make payment to the Agent, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. Each Lender's obligation to reimburse the Agent under this SECTION
2.21 shall be unconditional, continuing, irrevocable and absolute. If any Lender fails to make payment to the Agent of any amount due under this
SECTION 2.21, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this SECTION 2.21.

     2.22 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay to the Agent, for the account of the applicable Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit (such obligation of the Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit, with respect to drawn amounts thereunder, except to the extent funded or deemed to be funded by a Revolving Loan, being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit). Such payment shall be made on the date such advance is made. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 2.22, the Borrower shall be deemed to have elected to borrow from the Lenders, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans, as of the date of the advance giving rise to the Reimbursement Obligation, a Floating Rate Advance of Revolving Loans equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     2.23 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value (if other than cash), as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, to the extent the Maximum Revolving Loan Amount is at any time less than the amount of L/C Obligations at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Maximum Revolving Loan Amount; PROVIDED that if the Maximum Revolving Loan Amount thereafter exceeds the L/C Obligations then outstanding and no Default shall have occurred and be continuing, such cash collateral shall be returned to the Borrower by the Agent (after deduction of the Agent's expenses incurred in connection with such cash collateral account). Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit. Such amounts shall be applied to reimburse the Agent or each Issuing Lender, as the case may be, for drawings or payments under or pursuant to Letters of Credit, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this SECTION 2.23 which are not to be applied to reimburse the Agent for amounts actually paid by the Agent in respect of a Letter of Credit, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).



     2.24 LETTER OF CREDIT FEES. The Borrower agrees to pay (i) quarterly in arrears on each Payment Date occurring after the Closing Date and on the Termination Date to the Agent for the ratable benefit of the Lenders (except as set forth in SECTION 8.2), a letter of credit fee equal to (a) the Applicable Letter of Credit Fee Rate multiplied by (b) the aggregate amount available for drawing under all outstanding standby Letters of Credit and (ii) to each Issuing Lender for the benefit of such Issuing Lender all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, and presentation of Letters of Credit issued by such Issuing Lender (and L/C Drafts related thereto) and the like, customarily charged by such Issuing Lender with respect to standby and commercial Letters of Credit, payable at the time of invoice of such amounts.

     2.25 INDEMNIFICATION; EXONERATION. (A) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and each Lender from and against any and all liabilities and costs which the Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the issuer thereof, as a result of its bad faith, Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction or (ii) the failure of the issuer of such Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

          (B) As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the issuer of the Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of bad faith, Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise;
(v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the issuer of the Letter of Credit and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers, as Letter of Credit issuer, under this SECTION 2.25.

          (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent, as Letter of Credit issuer, under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of bad faith, Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

          (D) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.25 shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

     2.26 RELEASE OR ADDITION OF COLLATERAL. Upon the Borrower's written request, the Agent will release from the Lien created pursuant to the Mortgages any parcels of real estate identified on SCHEDULE 1.1-D and now subject to such Lien provided that after such release the Revolving Loan Obligations do not exceed the Borrowing Base after taking into account the immediate reduction of the Borrowing Base by the amount of the Approved Value of the parcel being released. The Borrower may also add parcels of real estate to the Borrowing Base. Once any such parcel has been encumbered by a Mortgage and accorded an Approved Value as prescribed in this Agreement, it will be added to the Borrowing Base.


ARTICLE III:  CHANGE IN CIRCUMSTANCES

     3.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

          (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding Taxes and Excluded Taxes), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder (other than a change in the rate of tax on the overall income of the Lender), or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Borrower of written demand by such Lender pursuant to
SECTION 3.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment; PROVIDED that the Borrower shall not be obligated to pay any such expense unless such Lender is also generally asserting its rights to such increased expenses against other similarly situated borrowers; and PROVIDED, FURTHER, that the Borrower shall not be liable for any portion of such increased expense incurred or reduction in such amount received by the Agent or any Lender unless in the case of withholding taxes, the Agent or such Lender complies with SECTION 2.14(E)(6), if applicable. If any Lender or the Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any tax for which a payment has been made pursuant to this SECTION 3.1 by the Borrower, which refund in the judgment of such Lender or the Agent, as the case may be, is allocable to such payment made hereunder, the amount of such refund shall be paid to the Borrower to the extent payment has been made in full by the Borrower pursuant to this
SECTION 3.1. The Borrower shall not be obligated to pay any Purchaser or Participant any amount pursuant to this SECTION 3.1 in excess of any such amounts that would have been payable by the Borrower to the Lender from which such Purchaser or Participant acquired its interest.

     3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its Revolving Loan Commitment hereunder, then, within fifteen (15) days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 3.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its Revolving Loan Commitment (after taking into account such Lender's policies as to capital adequacy); PROVIDED that the Borrower shall not be obligated to pay any such shortfall unless such Lender is also generally asserting its rights to such shortfalls against other similarly situated borrowers. "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk Based-Capital Guidelines or any other capital requirements passed prior to the date hereof, or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices

Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match-fund Eurodollar Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

     3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Agent or the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.14(E) or to this ARTICLE III shall use its best efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than sixty (60) days following the date upon which the responsible account officer of such Lender knows of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this ARTICLE III shall be in writing and shall state the amount due, if any, under SECTION 3.1, 3.2 or 3.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be obligated to pay any amount or amounts under SECTION 2.14(E) or this ARTICLE III resulting from (i) a Change, law, policy, rule, guideline or directive which amount or amounts accrued more than ninety (90) days prior to the date of delivery of the notice described above, (ii) a Change, law, policy, rule or directive taking effect prior to the date any Lender becomes a Lender pursuant to the terms hereof, or (iii) such Lender's change of its Lending Installation (unless such Lender's change in its Lending Installation is made pursuant to the first sentence of this SECTION 3.5). Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations, termination of the Letters of Credit and termination of this Agreement.


ARTICLE IV:  CONDITIONS PRECEDENT

     4.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Revolving Loans or issue any Letters of Credit on the Closing Date unless (i) all of the conditions precedent set forth in that certain commitment letter dated June 18, 1997 between First Chicago and the Borrower shall have been met to the satisfaction of the Agent and each of the Lenders; and (ii) the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders:

          (i) Copies of the Articles of Incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

          (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower of the applicable corporation's By-Laws and of its Board of Directors' resolutions authorizing the execution of the Loan Documents;

          (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower which shall identify by name and title and bear the signature of the officers of the Borrower, respectively, authorized to sign the Loan Documents and, in the case of the Borrower, to make borrowings hereunder, upon which certificates the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing;

          (v) A written opinion of Winston & Strawn, counsel to the Borrower, addressed to the Lenders in form and substance satisfactory to the Agent and the Lenders;

          (vi)  A Revolving Note payable to the order of each of the Lenders;

          (vii) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested; and

          (viii) The Borrower Security Agreement, the extension of Mortgages and such other documents as any Lender or its counsel may have reasonably requested, including, without limitation all of the documents (except those marked with a "*" or identified as post-closing items) set forth on the List of Closing Documents attached as EXHIBIT F to this Agreement.

     4.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

          (i)  There exists no Default or Unmatured Default;

          (ii) The representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date except for changes permitted by this Agreement; and

          (iii) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

     Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(i), (ii) and (iii) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of EXHIBIT G hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT H hereto as a condition to making an Advance.


ARTICLE V:  REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower hereby represents and warrants as follows to each Lender and the Agent as of the Closing Date and thereafter on each date as required by SECTION 4.2:

     5.1 ORGANIZATION; CORPORATE POWERS. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (iii) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states in which it is required to do so and in which case the failure to do so could reasonably be expected to have a Material Adverse Effect, and (v) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

     5.2  AUTHORITY.

     (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Loan Documents which are to be executed by it in connection with this Agreement or which have been executed by it as required by this Agreement on or prior to the Closing Date and (ii) to file the Loan Documents which must be filed by it in connection with this Agreement or which have been filed by it as required by this Agreement on or prior to the Closing Date with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which must be executed or filed by the Borrower or any Subsidiary of the Borrower or which have been executed or filed as required by this Agreement on or prior to the Closing Date and to which the Borrower or any Subsidiary of the Borrower is a party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and the Subsidiaries of the Borrower, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower or its Subsidiaries are necessary to consummate such transactions.

     5.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party do not and will not (i) conflict with the articles of incorporation (or other organizational documents) or by-laws of the Borrower or any such Subsidiary, (ii) in any manner which could reasonably be expected to result in a Material Adverse Effect, (A) constitute a tortious interference by the Borrower or any such Subsidiary with any Contractual Obligation of any Person or (B) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation of the Parent, the Borrower or any such Subsidiary, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or
(iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on
SCHEDULE 5.3 hereto, the execution, delivery and performance of each of the Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority (including under any Environmental Property Transfer Act) such that failure to do so is reasonably likely to result in a Material Adverse Effect, except (i) filings, consents or notices which have been made, obtained or given, and (ii) filings necessary to create or perfect security interests in the Collateral.

     5.4 FINANCIAL STATEMENTS. Complete and accurate copies of the following financial statements and the following related information have been delivered to the Agent: (i) the audited consolidated balance sheets of the Parent and its Subsidiaries as of August 31, 1996; (ii) the audited consolidated statements of operations of the Parent and its Subsidiaries for the twelve-month period ending August 31, 1996; (iii) the audited consolidated statements of cash flows for the Parent and its Subsidiaries for the twelve-month period ending August 31, 1996;
(iv) the audited consolidated statements of stockholders' equity of the Parent and its Subsidiaries for the Fiscal Year ended August 31, 1996; and (v) the notes to the consolidated financial statements set forth in clauses (i) through
(iv) above.

     5.5 NO MATERIAL ADVERSE CHANGE. Since August 31, 1996; there has occurred no change in the business, properties, condition (financial or otherwise) or results of operations of the Borrower or any of their respective Subsidiaries or any other event which has had or is reasonably likely to have a Material Adverse Effect.

     5.6  TAXES.

     (A) TAX EXAMINATIONS. All deficiencies which have been asserted against the Parent, the Borrower or any of their respective Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Parent's or the consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as disclosed to the Lenders prior to the Closing Date and except as otherwise permitted pursuant to SECTION 6.2(E), none of the Parent, the Borrower nor any of their respective Subsidiaries anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) PAYMENT OF TAXES. All tax returns and reports of the Parent, the Borrower and each of their respective Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and for which reserves have been established to the extent necessary to comply with Agreement Accounting Principles. Neither the Parent nor the Borrower has any knowledge of any proposed tax assessment against the Parent, the Borrower or any of their respective Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

     5.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. Except as set forth in SCHEDULES 5.7 and 5.18 hereto, there is no action, suit, proceeding or investigation known to the Parent or the Borrower or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Parent, the Borrower or any of their respective Subsidiaries, threatened against the Parent, the Borrower or any of their respective Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of any of the Loan Documents or (ii) which will have or is reasonably likely to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Parent prepared and delivered pursuant to SECTIONS 5.4 and 6.1(A)(i) for the fiscal period during which such material loss contingency was incurred. None of the Parent, the Borrower nor any of their respective Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

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


     5.8  SUBSIDIARIES; PARENT'S CONDUCT OF BUSINESS. As of the Closing Date,
SCHEDULE 5.8 (i) contains a description of the corporate structure of the Parent, the Borrower and their respective Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and
(ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Parent, the Borrower and their direct and indirect Subsidiaries are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of capital stock of the Parent, the Borrower and each of their respective Subsidiaries and, in the case of such Subsidiaries, the owners of such shares, and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Parent, the Borrower and each of their respective Subsidiaries in any Person that is not a corporation. None of the issued and outstanding capital stock of the Parent, the Borrower or any of their respective Subsidiaries is subject to any vesting, redemption, or repurchase agreement (other than the SAR Agreements), and there are no warrants or options outstanding with respect to such capital stock. The outstanding capital stock of the Parent, the Borrower and each of their respective Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. As of the Closing Date, the Borrower has no Material Subsidiaries. As of the Closing Date, the Parent has no direct Subsidiaries other than the Borrower and has not engaged in any business other than the ownership of capital stock of the Borrower and activities which are related or incidental thereto since its date of incorporation. As of the Closing Date, the Inactive Subsidiaries do not conduct any business or own any material assets, nor have the Inactive Subsidiaries conducted any business or owned any material assets since October 30, 1991.

     5.9 ERISA. Except as set forth on SCHEDULE 5.9 hereto, none of the Parent, the Borrower nor any other member of the Controlled Group (i) is now maintaining or contributing to or has ever maintained or contributed to any Benefit Plan or (ii) is now contributing to or has ever contributed to or been obligated to contribute to any Multiemployer Plan. Except as set forth on
SCHEDULE 5.9, none of the Parent, the Borrower nor any of their respective Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event. None of the Parent, the Borrower nor any of their respective Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Except to the extent that the below-described actions or failures to act or comply could reasonably be expected, in the aggregate, to subject the Parent, the Borrower, any of their respective Subsidiaries or any member of the Controlled Group collectively to liability of less than $1,000,000, (i) the Parent, the Borrower and all of their respective Subsidiaries are in compliance in all respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans, (ii) none of the Parent, the Borrower nor any other member of the Controlled Group nor, to the knowledge of the Parent, the Borrower or any member of the Controlled Group, any fiduciary of any Plan, has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code, and (iii) none of the Parent, the Borrower nor any member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

     5.10 ACCURACY OF INFORMATION. The information, exhibits and reports furnished by the Parent, the Borrower or any of their respective Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and their respective Subsidiaries contained in the Loan Documents, all certificates and documents delivered by the Parent, the Borrower or any of their respective Subsidiaries to the Agent and the Lenders pursuant to the terms thereof, do not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.11 SECURITIES ACTIVITIES. None of the Parent, the Borrower nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     5.12 MATERIAL AGREEMENTS. None of the Parent, the Borrower nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which will have or is reasonably likely to have a Material Adverse Effect. None of the Parent, the Borrower nor any of their respective Subsidiaries has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.

     5.13 COMPLIANCE WITH LAWS. The Parent, the Borrower and their respective Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, except, in each case, where the failure to so comply individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

     5.14 ASSETS AND PROPERTIES. The Parent, the Borrower and each of their respective Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except, in either case, (i) where the failure to have such title or interest could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect and
(ii) insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under SECTION 6.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted.
Except for Liens granted to the Agent for the benefit of the Agent and the Lenders and Liens permitted under SECTION 6.3(C), neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Parent, the

Borrower or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

     5.15 STATUTORY INDEBTEDNESS RESTRICTIONS. None of the Parent, the Borrower, or any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby including, without limitation, the application of the proceeds thereof.

     5.16 POST-RETIREMENT BENEFITS. As of the Closing Date, none of the Parent, the Borrower or any of their respective Subsidiaries have any post-retirement medical or insurance benefits payable to any of their respective employees or former employees, other than as required by Section 601 of ERISA.

     5.17 INSURANCE. SCHEDULE 5.17 accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Parent, the Borrower and their respective Subsidiaries, specifying for each such policy and program,
(i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) describes any reserves, relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

     5.18 CONTINGENT OBLIGATIONS. As of the Closing Date, except as set forth on SCHEDULE 5.18, none of the Parent, the Borrower nor any of their respective Subsidiaries has any Contingent Obligation, contingent liability, long-term lease or commitment, not prescribed in the Senior Note Indenture, or reflected or disclosed in its audited financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in the other Schedules hereto, which will have or is reasonably likely to have a Material Adverse Effect.

     5.19  LABOR MATTERS.

     (A) Except as listed on SCHEDULE 5.19, there are on the Closing Date no collective bargaining agreements or other labor agreements covering any of the employees of the Parent, the Borrower or any of their respective Subsidiaries (other than Benefit Plans and Multiemployer Plans). As of the Closing Date, no attempt to organize the employees of the Borrower, and no labor disputes (other than employee grievances in the ordinary course of business), strikes or walkouts affecting the operations of the Parent, the Borrower or any of their respective Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated.

     (B) Set forth in SCHEDULE 5.19 is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of the Parent, the Borrower and any of their respective Subsidiaries providing for benefits for employees of the Parent, the Borrower and any of their respective Subsidiaries (other than Benefit Plans and Multiemployer Plans).

     5.20 SOLVENCY. After giving effect to the (i) Loans to be made on the Closing Date, and (ii) the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Parent, the Borrower and each of their respective Subsidiaries are Solvent on the Closing Date.

     5.21 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.21, the operations of the Parent, the Borrower and their respective Subsidiaries comply in all respects with Environmental, Health or Safety Requirements of Law where failure to so comply could reasonably be expected to subject the Parent, the Borrower or any such Subsidiary to liability in excess of $1,000,000 in the aggregate during any Fiscal Year of the Borrower and none of the Parent, the Borrower, any of their respective Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiary's knowledge, any of their respective, past property or operations, are subject to or the subject of, any investigation known to the Parent, the Borrower or any such Subsidiary, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (a) any material violation of Environmental, Health or Safety Requirements of Law, (b) any remedial action or (c) any claims or liabilities arising from the release or threatened release of a contaminant into the environment, which could, in the case of clause (a), (b) or (c) above, reasonably be expected to subject any of the Parent, the Borrower or any such Subsidiary to liability in excess of $1,000,000 in the aggregate during any Fiscal Year of the Borrower. None of the Parent, the Borrower nor any of their respective Subsidiaries has any Contingent Obligation in connection with any release or, to its knowledge, threatened release of a contaminant into the environment which could reasonably be expect to subject any of the Parent, the Borrower or any such Subsidiary to liability in excess of $1,000,000 in the aggregate during any Fiscal Year of the Borrower.

     5.22 DISCLOSURES. Any disclosure made by the Borrower in any Schedule hereto or in any provision of this Agreement shall constitute a disclosure for all relevant items required to be disclosed in any Schedule hereto and by all relevant provisions hereof.


ARTICLE VI:  COVENANTS

     The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnification obligations) and termination of all outstanding Letters of Credit, unless the Required Lenders shall otherwise consent in writing:

     6.1  REPORTING.  The Borrower shall:

     (A)  FINANCIAL REPORTING. Furnish to the Lenders:

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          (i)  MONTHLY REPORTS.  As soon as practicable, and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Year (other than each month constituting the end of a Fiscal Quarter or a Fiscal
     Year), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statement of income (including income analysis for each of the Borrower's operating divisions) and consolidated statement of cash flow of the Borrower and its Subsidiaries for such calendar month, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year-end adjustments.

          (ii) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statement of income (including income analysis for each of the Borrower's operating divisions) and consolidated statement of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end adjustments, along with schedules in form and substance sufficient to calculate the financial covenants set forth in SECTION 6.4 and a comparison of the statement of income and cash flow to the budget.

          (iii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, and in comparative form the corre-sponding figures for the previous Fiscal Year along with schedules in form and substance sufficient to calculate the financial covenants set forth in
     SECTION 6.4, (b) income analysis for each of the Borrower's operating divisions, (c) a schedule from the Borrower setting forth for each item in CLAUSE (a) hereof, the corresponding figures from the consolidated financial budget for the applicable Fiscal Year delivered pursuant to
     SECTION 6.1(A)(v), and (d) a report on the consolidated financial statements listed in CLAUSE (U) hereof of Ernst & Young or other independent certified public accountants of recognized national standing, which report shall be unqualified and shall state that such consolidated financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. In addition, the Borrower, concurrently with delivery to the Lenders of the foregoing, shall deliver to the Lenders corresponding audited financial statements for the Parent. The deliveries made pursuant to this CLAUSE (iii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (z) a letter from said accountants addressed to the Agent and the Lenders acknowledging that the Agent and the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance; PROVIDED, HOWEVER, that should certified public accountants of national standing generally refuse to provide such a certificate or such a letter then the Borrower shall have no obligation to deliver such certificate or such letter, as applicable.

          (iv) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (i), (ii) and (iii) of this
     SECTION 6.1(A), an Officer's Certificate of the Borrower, substantially in the form of EXHIBIT G attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to CLAUSES (ii) and (iii) of this SECTION 6.1(A), a Compliance Certificate, substantially in the form of EXHIBIT H attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, setting forth calculations which demonstrate compliance, when applicable, with the provisions of SECTION 6.4.

          (v) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than the beginning of each Fiscal Year, a copy of the budget (including a projected balance sheet, income statement, including projected income analysis for each of the Borrower's operating divisions, and cash flow statement) of the Parent and its Subsidiaries for such Fiscal Year prepared in such detail as shall be reasonably satisfactory to the Agent.

     (B) NOTICE OF DEFAULT. Within five (5) Business Days after any of the chief executive officer, chief operating officer or chief financial officer of the Borrower obtains knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, (ii) that any Person has given any written notice to the Parent, the Borrower or its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 7.1(e), or
(iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or affect the value of, or the Agent's interest in, the Collateral in any material respect, deliver to the Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and
(C) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     (C) LAWSUITS. (i) Promptly after the Borrower obtains knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent, the Borrower or any of their respective Subsidiaries or any property of the Parent, the Borrower or any of their respective Subsidiaries not previously disclosed pursuant to SECTIONS 5.7 or 5.18, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Parent, the Borrower or any of their respective Subsidiaries to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Parent, the Borrower or any of their respective Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Parent), the Borrower or any of their respective Subsidiaries (unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (i) of this SECTION 6.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

     (D) INSURANCE. As soon as practicable and in any event within ninety (90) days of the end of each Fiscal Year, deliver to the Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) an insurance broker's statement that all premiums with respect to such coverage have been paid when due.

     (E) ERISA NOTICES. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) within ten (10) Business Days after the Parent, the Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Parent, the Borrower or any of their respective Subsidiaries knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Code in an amount in excess of $50,000 has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Parent, the Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto;

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
          (iii) within ten (10) Business Days after the establishment of any Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which the Parent, the Borrower or any member of the Controlled Group was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

          (iv) within ten (10) Business Days after the Parent, the Borrower or any of their respective Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter; and

          (v) within ten (10) Business Days after the establishment of any foreign employee benefit plan or the commencement of, or obligation to commence, contributions to any foreign employee benefit plan to which the Parent, the Borrower, any of their respective Subsidiaries or members of the Controlled Group was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions.

For purposes of this SECTION 6.1(E), the Parent, the Borrower and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Single Employer Plan of which the Parent, the Borrower or any member of the Controlled Group is the plan sponsor.

     (F) LABOR MATTERS. Notify the Agent and the Lenders in writing, promptly upon the Parent's or the Borrower's learning thereof, of (i) any labor dispute to which the Parent, the Borrower or any of their respective Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities), which has or could reasonably be expected to have a Material Adverse Effect and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Parent, the Borrower or any of their respective Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect.

     (G) OTHER INDEBTEDNESS. Deliver to the Agent (i) a copy of each regular report or notice regarding potential or actual defaults (including any accompanying officers' certificate) delivered by or on behalf of the Parent or the Borrower to the holders the Senior Notes or any other funded Indebtedness (in an outstanding principal amount in excess of $1,000,000) pursuant to the terms of the other agreements governing such Senior Notes or other funded Indebtedness, such delivery to be made at the same time and by the same means as such report or notice is delivered to such holders, and (ii) a copy of each notice received by the Parent or the Borrower from the holders of the Senior Notes or any other funded Indebtedness (in an outstanding principal amount in excess of $1,000,000) pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice is received by the Parent or the Borrower.

     (H) OTHER REPORTS. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, (in the event that any equity or debt securities of the Parent or the Borrower are publicly traded) sent or made available generally by the Parent or the Borrower to its securities holders or filed with the Commission by the Parent or the Borrower, all press releases made available generally by the Parent or the Borrower or any of their respective
Subsidiaries to the public concerning material developments in the business of the Parent or the Borrower or any such Subsidiary and all notifications received from the Commission by the Parent or the Borrower or their respective Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     (I)  ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten
(10) Business Days after receipt by the Parent or the Borrower, deliver to the Agent and the Lenders a copy of (i) any notice or claim to the effect that the Parent, the Borrower or any of their respective Subsidiaries is or may be liable for an amount in excess of $1,000,000 to any Person as a result of the release by the Parent, the Borrower, any of their respective Subsidiaries, or any other Person of any contaminant into the environment, and (ii) any notice alleging any material violation of any Environmental, Health or Safety Requirements of Law by the Parent, the Borrower or any of their respective Subsidiaries.

     (J) BORROWING BASE CERTIFICATE. As soon as practicable, and in any event within twenty-five (25) days after the close of each calendar month, the Agent and the Lenders with a Borrowing Base Certificate, together with such supporting documents as the Agent deems desirable, all certified as being true and correct by the chief financial officer or treasurer of the Borrower.

     (K) OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent and the Lenders such other information with respect to the Parent, Borrower, any of their respective Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

     6.2  AFFIRMATIVE COVENANTS.

     (A) CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     (B) CORPORATE POWERS; CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries, to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect. The Parent and the Borrower will, and will cause each of their respective Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     (C) FUTURE GUARANTORS AND SUBSIDIARIES. Promptly upon any Person becoming a Material Subsidiary of the Borrower, such Material Subsidiary shall execute and deliver to the Agent a guaranty in a form acceptable to the Agent, a security agreement substantially in the form of the Borrower Security Agreement, mortgages or deeds of trust for any real property owned by such Material Subsidiary in a form substantially similar to the Mortgages, and such financing statements, fixture filings and other documents as shall in the sole discretion of the Agent or the Required Lenders be necessary or advisable, PROVIDED, HOWEVER, that nothing contained in this
SECTION 6.2(C) shall be construed to permit any Acquisition or any Investment in a Subsidiary, not otherwise permitted under the terms hereof.

     (D) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to comply with all Requirements of Law and Contractual Obligations binding on such Person or the business, properties, assets or operations of such Person, where the failure to do so would result, or could reasonably be expected to result, in a Material Adverse Effect.

     (E) PAYMENT OF TAXES; TAX CONSOLIDATION. Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, pay in accordance with the Tax Sharing and Management Agreement all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision has been established to the extent necessary to comply with Agreement Accounting Principles. Neither the Parent nor the Borrower shall, or permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than each other).

     (F) INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 5.17 or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent
with prudent industry practice.   Each certificate and policy relating to
coverages other than the foregoing shall, if required by the Agent, contain an endorsement naming the Agent as an additional insured under such policy with respect to the Collateral. If the Borrower or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (G) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (1) Each of the Parent and the Borrower shall permit, and cause each of their respective Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of the Parent, the Borrower or any of their respective Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. If a Default has occurred and is continuing, the Parent or the Borrower, upon the Agent's request, shall give the Agent or its representatives such access to any books and records of the Parent, the Borrower or the Borrower's Subsidiaries as the Agent may request.


     (2) Each of the Parent and the Borrower shall keep and maintain, and cause their respective Subsidiaries to keep and maintain, at all times, in all material respects proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral.

     (H) INSURANCE AND CONDEMNATION PROCEEDS. The Borrower shall direct (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Collateral to pay all proceeds in excess of $250,000 payable under such policies or with respect to such claim or award for any loss with respect to the Collateral incurred after the occurrence and during the continuance of a Default directly to the Agent, for the benefit of the Agent and the Lenders to be applied as a mandatory prepayment of the Loans pursuant to SECTION 2.5(B)(2).

     (I) ERISA COMPLIANCE. Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries and members of its Controlled Group to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     (J) MAINTENANCE OF PROPERTY. Each of the Parent and the Borrower shall cause all property necessary to the conduct of its business or the business of any of their respective Subsidiaries to be maintained and kept in good condition, repair and working order; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Parent or the Borrower, as applicable, from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Parent or the Borrower, as applicable, desirable in the conduct of its business or the business of any of their respective Subsidiaries and not disadvantageous in any material respect to the Agent or the Lenders.

     (K) ENVIRONMENTAL COMPLIANCE. Each of the Parent, the Borrower and their respective Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to have a Material Adverse Effect.

     (L) USE OF PROCEEDS. The Borrower will use the proceeds of the Loans to provide funds for the working capital needs of the Borrower and other general corporate purposes and reasonable costs and expenses directly related thereto.

     (M) MAINTENANCE OF CONCENTRATION ACCOUNT. The Borrower shall at all times maintain the Concentration Account with the Agent or a Lender, and upon changing such institution with which the Concentration Account is maintained shall promptly provide the Agent with written notice of such change.

     (N) ISSUANCE OF SAR NOTES. To the extent allowed under any SAR Agreement, the Parent shall issue notes in accordance with the terms of such SAR Agreement rather than making cash payments thereunder, should any event requiring such action on the part of the Parent occur.

     6.3  NEGATIVE COVENANTS.

     (A) INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)  the Obligations;

          (ii)  Indebtedness existing on the date hereof and described on
     SCHEDULE 6.3(A);

          (iii) the Indebtedness evidenced by the Senior Notes and any extension of the maturity thereof;

          (iv) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 6.2(E);

          (v)  Indebtedness constituting Contingent Obligations permitted by
     SECTION 6.3(E);

          (vi) Indebtedness arising from intercompany loans from any Subsidiary of the Borrower to the Borrower or from any Subsidiary of the Borrower to another Subsidiary of the Borrower, PROVIDED that any such loans shall be evidenced by such lending Subsidiary's books and records and not by an instrument;

          (vii)  Indebtedness in respect of profit sharing plans disclosed on
     SCHEDULE 5.9 hereto, without giving effect to any subsequent amendments (other than amendments thereto required by applicable law) to any such plans;

          (viii) Indebtedness in respect of Interest Rate Agreements and foreign exchange contracts permitted hereby;

          (ix) Secured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed $3,000,000 in the aggregate outstanding at any time, and (4) any Lien securing such Indebtedness is permitted under SECTION 6.3(C);

          (x) Indebtedness for payment obligations arising under the SAR Agreements in accordance with their terms;

          (xi)  Indebtedness under the Tax Sharing and Management Agreement; and

          (xii) other Indebtedness provided the incurrence of such Indebtedness would not result in a breach of SECTION 6.4(C) of this Agreement and would not be prohibited by the Senior Notes or the Senior Note Indenture.

     (B)  [Intentionally Omitted].

     (C) LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

          (i)  Liens existing on the date hereof and described on SCHEDULE
     6.3(C);

          (ii)  Customary Permitted Liens;

          (iii) Liens which pursuant to applicable law are or may be entitled to take priority (in whole or in part) over prior, perfected liens on and security interests in the Collateral; PROVIDED that such Liens shall not secure Indebtedness in excess of $1,500,000; and

          (iv) Liens on assets other than Collateral to secure Indebtedness permitted pursuant to SECTION 6.3(A).

     (D) INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i)  Investments in Cash Equivalents;

          (ii)  Investments existing on the date hereof and described on
     SCHEDULE 6.3(D), in an amount not greater than the amount thereof on the Closing Date;

          (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments constituting intercompany loans permitted by SECTION 6.3(A)(vi);

          (v) Investments in the Borrower's wholly owned Subsidiaries, including any Person that becomes a wholly owned Subsidiary or is merged, consolidated or

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     amalgamated with or into or transfers or conveys substantially all of its assets to, or is liquidated into a wholly owned Subsidiary as the result of such Investment;

          (vi)  Restricted Investments permitted by SECTION 6.3(F); and

          (vii) other Investments provided the aggregate amount of such Investments does not exceed $7,500,000.

     (E) ACQUISITIONS. Neither the Borrower nor any of its Subsidiaries shall make any Acquisition involving an Investment equal to or greater than $1,000,000 unless:

          (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrence of any Indebtedness in connection therewith; and

          (ii) prior to effecting such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the Borrower's Authorized Officers demonstrating to the satisfaction of the Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by SECTION 6.3(A) in connection therewith on a pro forma basis the Borrower will be in compliance with all provisions of
     SECTION 6.4 from the date of such Acquisition through the Termination Date.

     (F) RESTRICTED PAYMENTS. The Borrower shall not declare or make any Restricted Payment or any Restricted Investment if either a Default or Unmatured Default shall have occurred and be continuing at the date of declaration, payment or making thereof or would result therefrom or if declaring or making such Restricted Payment or Restricted Investment is prohibited by the Senior Notes or the Senior Note Indenture except that, unless a Default under SECTION 7.1(a) has occurred and is continuing, the Borrower may make distributions to the Parent from funds legally available for such purpose to fund the Parent's payment of tax obligations pursuant to the Tax Sharing and Management Agreement in any Fiscal Year in an amount not to exceed the amount of the tax liability of the Borrower and the Borrower's Subsidiaries if they were not consolidated with the Parent.

     (G) BORROWER'S CONDUCT OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar, related or incidental thereto.

     (H) TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all related Affiliate Transactions have an aggregate value of not more than $1,000,000; PROVIDED, that such transactions are conducted in good faith and on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis with a Person that is

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

not an Affiliate of the Borrower or such Subsidiary, (ii) Affiliate Transactions, which together with all related Affiliate Transactions have an aggregate value of not more than $2,000,000; PROVIDED, that a majority of the disinterested members of the Board of Directors of the Borrower determine that such transactions are conducted in good faith and on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Borrower or such Subsidiary, and (iii) Affiliate Transactions for which the Borrower delivers to the Agent an opinion as to the fairness to the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that the following will not be deemed to be Affiliate Transactions: (i) employment agreements entered into by the Borrower or any Subsidiary in the ordinary course of business with the approval of the independent members of the Borrower's Board of Directors,
(ii) transactions between or among the Borrower and/or its wholly owned Subsidiaries, (iii) transactions permitted by SECTION 6.3(F), and (iv) reasonable and customary directors' fees for members of the Board of Directors of the Borrower.

     (J) RESTRICTION ON FUNDAMENTAL CHANGES. None of the Borrower or any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired; PROVIDED, HOWEVER, that the Borrower may (i) merge with any of its Subsidiaries, PROVIDED that the Borrower is the surviving entity in any such merger and (ii) dissolve any of its Subsidiaries other than Material Subsidiaries.

     (K) MARGIN REGULATIONS. None of the Borrower or any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L) ERISA. Neither the Borrower nor any of its Subsidiaries shall engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, in any case, that could reasonably be expected to result in a liability to the Borrower or such Subsidiary in excess of $1,000,000.

     (M) AMENDMENT OF CERTAIN AGREEMENTS. None of the Parent, the Borrower or any of their respective Subsidiaries shall amend, supplement or otherwise modify any of (i) the Senior Preferred Stock, (ii) the Tax Sharing and Management Agreement, or (iii) the SAR Agreements in any manner adverse to the Lenders (including, without limitation, amendments that would increase amounts payable pursuant to such agreements); PROVIDED, HOWEVER, that the Parent may amend any SAR Agreement to reflect the terms and conditions of those SAR Agreements entered into most recently prior to the Closing Date.

     (N) CORPORATE DOCUMENTS. None of the Parent, the Borrower nor any of their respective Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective corporate documents (other than by-laws and, in the case of by-laws, any of the

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material terms or provisions thereof) as in effect on the date hereof in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

     (O) OTHER INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall amend, supplement or otherwise modify the Senior Notes or the Senior Note Indenture in any way that would be materially less advantageous, taken as a whole, to the Parent, the Borrower or such Subsidiary or materially adverse in any respect to the Lenders, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, events of default and remedies. Neither the Borrower nor any of its Subsidiaries shall purchase, redeem, prepay or repay any principal in respect of the Senior Notes or any other Indebtedness permitted under SECTION 6.3(A) except for regularly scheduled interest payments.

     (P) FISCAL YEAR. Neither the Borrower nor any of its consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the twelve-month period ending in August of each calendar year; PROVIDED that any such Person may change its Fiscal Year to the twelve-month period ending on the Saturday closest to August 31.

     (Q) SUBSIDIARY COVENANTS. Except as otherwise provided in this Agreement or in the Senior Note Indenture as in effect on the date hereof, neither the Parent nor the Borrower will, nor will either permit any of their respective Subsidiaries to, create or otherwise become effective any consensual encumbrance or restriction of any kind on the ability of any of their Subsidiaries to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary of the Parent or the Borrower, as applicable, make loans or advances to, or other Investments in, the Parent, the Borrower or any other of their respective Subsidiaries, as applicable, or sell, transfer or otherwise convey any of its property to the Parent or the Borrower or any other Subsidiary of the Parent or the Borrower, as applicable.

     (R) RATE HEDGING OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its interest rate, foreign currency or commodity exposure (such hedging agreements are sometimes referred to herein as "INTEREST RATE AGREEMENTS").

     6.4. FINANCIAL COVENANTS. The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnification obligations):

     (A) DEFINED TERMS FOR FINANCIAL COVENANTS. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest

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expense in conformity with Agreement Accounting Principles) paid or accrued with respect to all outstanding Indebtedness for borrowed money of the Borrower and its Subsidiaries MINUS total interest income received by the Borrower and its Subsidiaries (including, in the case of any Person that becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries during such period, the interest expense of such Person calculated on a PRO FORMA basis acceptable to the Agent using historical audited and reviewed unaudited financial statements), PLUS net payments made (or MINUS net payments received) under Interest Rate Agreements, and EXCLUDING all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and prepayment charges, agency fees, administrative fees, commitment fees, and capitalized transaction costs allocated to interest expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with Agreement Accounting Principles.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries (including the net income or loss for the entirety of such period calculated on a PRO FORMA basis acceptable to the Agent using historical audited and reviewed unaudited financial statements of any Person that becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries during such period) on a consolidated basis for such period taken as a single accounting period, determined in accordance with Agreement Accounting Principles (but in any event without deduction of dividends paid or payable in respect of any capital stock of the Borrower, and including an appropriate reduction for, unless otherwise already accounted for, the accrual of any Management Fees by the Borrower or any of its Subsidiaries); PROVIDED that in determining Consolidated Net Income there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any Person other than the Borrower or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the proceeds of any life insurance policy, (iii) gains (or losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries, (iv) any other extraordinary gains (but not losses) of the Borrower or its Subsidiaries, and (v) the approximately $3,100,000 of losses (extraordinary or otherwise) of the Borrower resulting from the early retirement of debt resulting from the transactions contemplated by this Agreement and any other expenses in connection with this Agreement.

     "EBITDA" means, for any period, Consolidated Net Income for such period (a) PLUS all amounts deducted in determining such Consolidated Net Income on account of (i) Consolidated Interest Expense, (ii) taxes based on or measured by income,
(iii) depreciation expense, (iv) amortization expense (including, without limitation, amortization expense related to the write-up in the book value of any assets due to goodwill or unallocated purchase price and other amortization or depreciation arising out of the transactions related to the Parent's acquisition of the Borrower, to the extent such adjustments are made pursuant to APB Nos. 16 and 17 and are deducted in determining Consolidated Net Income for such period), (v) all Management Fees accrued during such period, and (vi) the non-cash portion of expenses under the SAR Agreements and any Stock Option Plan, and (vii) charges taken by the Borrower in connection with the Borrower's program to close stores on an accelerated basis, provided such charges do not

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

exceed (A) $500,000 during any period of four consecutive Fiscal Quarters beginning with the period of four consecutive Fiscal Quarters ending June 29, 1996 or (B) $2,000,000 in the aggregate, MINUS (b) all Management Fees (such deduction for Management Fees being limited to an amount not to exceed $468,000 for any period of four consecutive Fiscal Quarters through the four Fiscal Quarter period ending May 31, 1998, with such deduction being unlimited thereafter) paid or, to the extent all covenants restricting the payment of Management Fees will be satisfied, to be paid with respect to such period, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "FIXED CHARGE COVERAGE RATIO" means, for any Fiscal Quarter, the ratio of
(i) the sum of (a) EBITDA during such period MINUS (b) Capital Expenditures (other than Capital Expenditures financed by third parties) incurred during such period to (ii) Fixed Charges during such period, in each case determined as of the last day of each Fiscal Quarter for the four Fiscal Quarter period ending on such day.

     "FIXED CHARGES" means, for any period, without duplication, Consolidated Interest Expense for such period as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "LEVERAGE RATIO" means, on a consolidated basis, with respect to the Borrower and its consolidated Subsidiaries, for any Fiscal Quarter, the ratio of
(i) the sum of (a) the principal amount of Indebtedness for borrowed money (it being agreed that for purposes hereof undrawn amounts under the Letters of Credit do not constitute Indebtedness for borrowed money) plus (b) Capitalized Lease Obligations minus (c) the amount of the Borrower's cash and Cash Equivalents in excess of $500,000 on the last day of such Fiscal Quarter to (ii) EBITDA, in each case determined as of the last day of such Fiscal Quarter based upon (A) for Capitalized Lease Obligations and for Indebtedness for borrowed money other than the Obligations, such Indebtedness as of the last day of such Fiscal Quarter, (B) for the principal amount of Indebtedness for borrowed money comprised of Obligations, the average outstanding principal balance of such Obligations on the last Business Day of each month during the four Fiscal Quarter period ending on such day and (C) for EBITDA, EBITDA for the four Fiscal Quarter period ending on such day.

     "RENTALS" means, for any period, the aggregate fixed amounts payable as base rent by the Borrower or any of its Subsidiaries under any lease of real or personal property (excluding percentage rents, common area rents, taxes and related charges) but does not include any accounts payable under Capitalized Leases.

     (B) FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than the following for each four Fiscal Quarter period ending on the last day of each Fiscal Quarter during the following periods:

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


                                            MINIMUM
     FISCAL QUARTER ENDING IN      FIXED CHARGE COVERAGE RATIO
     ------------------------      ---------------------------
     August, 1997 through
     November, 1997                       1.15 to 1.00

     February, 1998 through
     November, 1998                       1.20 to 1.00

     February, 1999 and
     thereafter                           1.30 to 1.00


     (C) LEVERAGE RATIO. The Borrower shall not permit its Leverage Ratio to be greater than the ratio set forth below at the end of the Fiscal Quarter ending on the last day of each Fiscal Quarter during the following periods:

     FISCAL QUARTER ENDING IN        MAXIMUM LEVERAGE RATIO
     ------------------------        ----------------------
     August, 1997 through
     November, 1998                       6.00 to 1.00

     February, 1999 and
     thereafter                           5.50 to 1.00

     (D) RENTALS. The Borrower will not, nor will it permit any of its Subsidiaries to incur obligations for Rentals in excess of $12,500,000.00 during any four consecutive Fiscal Quarter period on a non-cumulative basis, in the aggregate, for the Borrower and all of its Subsidiaries.


ARTICLE VII:  DEFAULTS

     7.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE. (i) The Borrower shall fail to pay when due any of the Obligations consisting of principal or interest with respect to the Loans or commitment fees payable pursuant to SECTION 2.14(C)(1); or (ii) the Borrower or any of the Borrower's Subsidiaries shall fail to pay within fifteen (15) Business Days of the date of its receipt of request for payment, any of the other Obligations owed by such Person under this Agreement or the other Loan Documents.

     (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

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          (i) SECTIONS 6.1(C), 6.1(E), 6.1(F), 6.1(G), 6.1(H), 6.1(I), 6.1(K),
     6.2(B), 6.2(G)(2), 6.2(M), or 6.2(N) and such failure shall continue unremedied for twenty (20) days;

          (ii) SECTION 6.1(D) and such failure shall continue unremedied for fifteen (15) days after the Agent notifies the Borrower that the Borrower has failed to comply with such Section;

          (iii) SECTIONS 6.1(A), 6.2(G)(1) or 6.1(J), and such failure shall continue unremedied for five (5) Business Days; or

          (iv) Sections 6.1(B), 6.3, 6.4(B), 6.4(C), or 6.4(D).

     (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made, or deemed made pursuant to SECTION 4.2, by the Borrower to the Agent or any Lender herein or the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made pursuant to SECTION 4.2).

     (d) OTHER DEFAULTS. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 7.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue until the earlier of (i) fifteen (15) days after the Agent notifies the Borrower that such a default exists or (ii) twenty (20) Business Days after the date on which the Borrower knew, or should have known, that such a default existed.

     (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) in which the outstanding principal exceeds $1,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any Indebtedness in which the outstanding principal exceeds $1,000,000, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any Indebtedness in which the outstanding principal exceeds $1,000,000 shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly-scheduled required prepayment) prior to the stated maturity thereof.

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     (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against the Parent, the Borrower or any of their respective Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Parent, the Borrower or any of their respective Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent, the Borrower or any of their respective Subsidiaries or over all or a substantial part of the property of the Parent, the Borrower or any of their respective Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Parent, the Borrower or any of their respective Subsidiaries or of all or a substantial part of the property of the Parent, the Borrower or any of their respective Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Parent, the Borrower or any of their respective Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

     (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Parent, the Borrower or any of their respective Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or
(v) take any corporate action to authorize any of the foregoing.

     (h) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; PROVIDED, HOWEVER, if any such judgment, writ or warrant of attachment or similar process is in excess of $2,500,000, the entry thereof shall immediately constitute a Default hereunder.

     (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Parent, the Borrower or any of their respective Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Parent, the Borrower or any of their respective Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

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

     (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, other than the sole action or inaction of the Agent or any of the Lenders, (i) any Loan Document as a whole that materially affects the ability of the Agent or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect, or the Borrower or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder, or the Borrower or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral with a fair market value in excess of $1,000,000 in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason other than the sole action or inaction of the Agent or any of the Lenders, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.

     (k) TERMINATION EVENT. Any Termination Event occurs which could reasonably be expected to subject the Borrower or any member of the Controlled Group to liability in excess of $1,000,000.

     (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any member of the Controlled Group to liability in excess of $1,000,000.

     (m)  CHANGE OF CONTROL.  A Change of Control shall occur.

     (n) INTEREST RATE AGREEMENTS. The Borrower shall (i) fail to pay any obligation under any Interest Rate Agreement entered into with any Lender or
(ii) breach in any material respect any term, provision or condition contained in any such Interest Rate Agreement, and, in the case of (i) and (ii) above, all applicable notice and cure periods shall have expired.

     (o) MATERIAL ADVERSE CHANGE. An event shall occur which has or is reasonably likely to have a Material Adverse Effect.

     (p) ENVIRONMENTAL MATTERS. The Parent, the Borrower or any of their respective Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the release by the Parent, the Borrower or any of their respective Subsidiaries of any contaminant into the environment, (ii) the liability of the Parent, the Borrower or any of their respective Subsidiaries arising from the release by any other Person of any contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Parent, the Borrower or any of their respective Subsidiaries, which, in any case, has or could reasonably be expected to have a Material Adverse Effect.

     (q) GUARANTOR REVOCATION. Any guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable guarantee agreement.

     (r) SENIOR NOTES. Any "Event of Default", as defined in the Senior Note Indenture, shall occur.

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     A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 8.3.


ARTICLE VIII:  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1  TERMINATION OF COMMITMENTS; ACCELERATION.  If any Default described in
SECTION 7.1(f) or 7.1(g) occurs with respect to the Parent or the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate in the case of any such Default occurring with respect to the Borrower and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     8.2 DEFAULTING LENDER. If any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (i) the foregoing provisions of this SECTION 8.2 shall apply only with respect to the proceeds of payments of the Obligations and shall not affect the conversion or continuation of Loans pursuant to
     SECTION 2.10;

          (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

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          (iv)  regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

          (v) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with SECTION 8.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance and shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments.

     8.3 AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, the Parent, or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (i) Extend the maturity of any installment or payment on any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to SECTION 2.11 hereof);

          (ii) Reduce the percentage specified in the definition of Required Lenders;

          (iii)  Extend the Termination Date;

          (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder (it being understood that an increase in the amount, or other modification to the terms or components, of the Borrowing Base shall not be deemed an increase in any Lender's Revolving Loan Commitment);

          (v)  Permit the Borrower to assign its rights under this Agreement;

          (vi)  Amend this SECTION 8.3; or

          (vii) Release any guarantor of the Obligations or all or substantially all of the Collateral.

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No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3(B) or any other fee payable to it individually hereunder without obtaining the consent of any of the Lenders.

     8.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders (or, to the extent permitted hereunder, by the Agent, without any Lenders) required pursuant to SECTION 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full, PROVIDED that the remedies contained in the Collateral Documents shall not be available if the Obligations (other than contingent indemnification obligations) have been paid in full.

     8.5  RELEASE OF COLLATERAL.   In connection with any Asset Sale or any
other sale of assets by the Borrower or any of its Subsidiaries permitted pursuant to the terms of this Agreement, the Agent and the Lenders shall, at the Borrower's expense and upon written request delivered by the Borrower to the Agent, take all actions reasonably requested by the Borrower to release their liens and security interests in the Collateral subject to such Asset Sale.


ARTICLE IX:  GENERAL PROVISIONS

     9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans until satisfaction in full of all of the Obligations (other than contingent indemnification obligations).

     9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Agent may, after the occurrence and during the continuance of a Default, but shall have no obligation to (i) pay or discharge taxes, liens (other than Customary Permitted Liens), security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insur-

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ance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than thirty (30) days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this SECTION 9.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this SECTION 9.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this SECTION 9.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this
SECTION 9.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this SECTION
9.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

     9.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7  EXPENSES; INDEMNIFICATION.

     (A) EXPENSES. The Borrower agrees to reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and

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paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with any restructuring or "workout" relating to this Agreement and the Obligations, the collection of the Obligations and the enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit, collateral analysis or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis; PROVIDED that, unless a Default shall have occurred during the relevant Fiscal Year, in no event shall the Borrower be obligated to reimburse the Agent or the Lenders for such charges, costs and expenses in excess of $25,000 in the aggregate per Fiscal Year. The Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this SECTION 9.7. Notwithstanding the foregoing, the Borrower shall not have any obligation for the cost or expense of obtaining any appraisal of any parcel of real property or interest in real property described in the Mortgages, required by the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions.

     (B) INDEMNITY. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
ARTICLE IV) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents or any act, event or transaction related or attendant thereto or to the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural

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     resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the release or threatened release of any contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from (y) a dispute among the Lenders or a dispute between any Lender and the Agent, or (z) the bad faith, Gross Negligence or willful misconduct of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     (C) WAIVER OF CERTAIN CLAIMS. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, punitive or exemplary damages.

     (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 9.7 shall survive the termination of this Agreement.

     9.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11 NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender

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shall have any fiduciary responsibilities to the Borrower.  Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12 GOVERNING LAW. The Agent hereby accepts this Agreement, on behalf of itself and the Lenders, at Chicago, Illinois by executing and agreeing to it there. Any dispute between the Borrower and the Agent, any Lender, or any other Holder of Secured Obligations arising out of, connected with, related to, or incidental to the relationship established between them in connection with, this Agreement or any of the other Loan Documents, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws (and not the choice of law principles) of the State of Illinois.

     9.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (A) EXCLUSIVE JURISDICTION. Except as provided in SUBSECTION (B), each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or any of the other Loan Documents, whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in Chicago, Illinois, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois. Each of the parties hereto waives in all disputes brought pursuant to this subsection any objection that it may have to the location of the court considering the dispute.

     (B) OTHER JURISDICTIONS. The Borrower agrees that the Agent, any Lender or any Holder of Secured Obligations shall have the right to proceed against the Borrower or its property in a court in any location to enable such Person to (1) obtain personal jurisdiction over the Borrower or (2) realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order entered in favor of such Person. The Borrower agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order in favor of such Person. The Borrower waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this subsection.

     (C) SERVICE OF PROCESS. The Borrower waives personal service of any process upon it. The Borrower irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of FORUM NON CONVENIENS) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith in any jurisdiction set forth above.

     (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN

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ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) WAIVER OF BOND. The Borrower waives the posting of any bond otherwise required of any party hereto in connection with any judicial process or proceeding to realize on the Collateral (including, without limitation, the real property Collateral) or any other security for the Obligations or to enforce any judgment or other court order entered in favor of such party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Loan Document.

     (F) ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of this SECTION 9.13, with its counsel.


ARTICLE X:  THE AGENT

     10.1 APPOINTMENT; NATURE OF RELATIONSHIP. First Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
ARTICLE X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Parent, the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen from (i) the bad faith, Gross

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Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

     10.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Parent, the Borrower or any of their respective Subsidiaries.

     10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all the Lenders to the extent required by SECTION 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the

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Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

     10.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Parent, the Borrower or any Subsidiaries in which the Parent, Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Parent and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000.
 Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. If requested by the Borrower, the retiring Agent shall, upon such acceptance of appointment by a successor Agent and at the Borrower's expense, deliver to such successor Agent (with a copy to the Borrower) an instrument

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transferring to such successor Agent, in its capacity as Agent hereunder, all properties, rights, powers, duties and monies held by such retiring Agent, in its capacity as Agent hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.12 COLLATERAL DOCUMENTS. Each Lender hereby authorizes the Agent to enter into each of the Collateral Documents to which the Agent is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

ARTICLE XI:  SETOFF; RATABLE PAYMENTS

     11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans and L/C Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans and L/C Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     11.3 APPLICATION OF PAYMENTS. Subject to the provisions of SECTION 8.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders, which direction shall be consistent with the last sentence of this SECTION 11.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

          (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

          (B) second, to pay interest on and then principal of any advance made under SECTION 9.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

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          (C)  third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

          (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

          (E)  fifth, to pay interest due in respect of Loans and L/C
     Obligations;

          (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans, L/C Obligations and Rate Hedging Obligations in such order of maturity as the Agent may determine in its sole discretion;

          (G)  seventh, to provide required cash collateral, if any, pursuant to
     SECTION 2.23;

          (H)  eighth, to the ratable payment of all other Obligations; and

          (I) ninth, to pay any remaining amounts to the Borrower or whoever may be lawfully entitled thereto.

The order of priority set forth in this SECTION 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, and other Holders of Secured Obligations as among themselves. The order of priority set forth in CLAUSES (D) through (H) of this
SECTION 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Parent, the Borrower, or any other Person. The order of priority set forth in CLAUSES
(A) through (C) of this SECTION 11.3 may be changed only with the prior written consent of the Agent.

     11.4  RELATIONS AMONG LENDERS.

          (a) Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 11.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, or institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

          (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to SECTION 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

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ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3 hereof. Notwithstanding CLAUSE (ii) of this SECTION 12.1, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2  PARTICIPATIONS.

     (A) PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro-rata basis; PROVIDED that the amount of such participation shall not be for less than $5,000,000. If a Lender makes any such sale of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of
ARTICLE III hereof, the Participants shall be entitled to the same rights as if they were Lenders; PROVIDED, HOWEVER, that a Participant shall not be entitled to payments pursuant to ARTICLE III in excess of those which would have been paid to the Lender from which such Participant acquired its interest.

     (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or the rate at which any fee hereunder is calculated pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or

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interest or fees on, any such Loan or Revolving Loan Commitment, releases any guarantor of any such Loan or releases all or substantially all of the Collateral, if any, securing any such Loan.

     (C) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set-off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

     12.3  ASSIGNMENTS.

     (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other commercial lending institutions, or, if a Default has occurred and is continuing, other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents on a pro-rata basis. Such assignment shall be substantially in the form of EXHIBIT D hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or involves loans and commitments in an aggregate amount of at least $5,000,000. The consent of the Agent and, unless a Default shall have occurred and be continuing, the Borrower (which consent shall not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be substantially in the form attached as APPENDIX II to EXHIBIT D hereto.

     (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3(A) hereof, and (ii) payment of a $5,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Parent, the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the transferor Lender's Revolving Loan Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3(B), (a) the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment and (b) the transferor Lender shall deliver any

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Notes for which replacement Notes are issued to the Borrower at such time, marked "Superseded".

     (C)  THE REGISTER.  The Agent shall maintain at its address referred to in
SECTION 13.1 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 12.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Parent, the Borrower and each of their respective Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     12.4 DISSEMINATION OF INFORMATION. Subject to the provisions of ARTICLE XIV, each of the Parent and the Borrower authorizes each Lender to disclose to any Participant, Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Parent, the Borrower and its Subsidiaries and the Collateral.


ARTICLE XIII:  NOTICES

     13.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.13 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed, or sent by overnight courier, and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XIV:  CONFIDENTIALITY

     The Agent and each Lender agrees to hold any confidential nonpublic information which it may receive from the Parent, the Borrower or any of their respective Subsidiaries pursuant to this Agreement or any other Loan Document in confidence, except for disclosure (i) to other Lenders, (ii) to their respective Affiliates, (iii) to their respective legal counsel and accountants, (iv) to other professional advisors of the Agent or such Lender who shall be instructed that the information is to be treated as confidential, (v) as requested pursuant to or as required by law, regulation or legal process, (vi) in connection with any legal proceeding to which the Agent or
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 such Lender is a party, or (vii) in connection with any proposed participation or assignment pursuant to SECTIONS 12.2 or 12.3, respectively; PROVIDED that the Agent or such Lender shall require that each offeree, Transferee, Participant, Purchaser or Affiliate agree to comply (and require any of its offerees, Transferees, Participants, Purchasers or Affiliates to agree to comply) with the provisions of this ARTICLE XIV.

ARTICLE XV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and each of the Lenders.

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     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                       ARCHIBALD CANDY CORPORATION


                                       By: /s/ Donna M. Snopek
                                          ------------------------------------
                                          Donna M. Snopek,
                                          Vice President of Finance
                                          and Accounting

                                       Address:
                                       1137 West Jackson Blvd.
                                       Chicago, Illinois  60607
                                       Attention: Vice President of Finance
                                                   and Accounting
                                       Telephone No. (312) 243-2700
                                       Facsimile No. (312) 243-5053



                                       THE FIRST NATIONAL BANK OF
                                        CHICAGO, Individually and as Agent


                                       By: /s/ Julia A. Bristow
                                          ------------------------------------
                                          Julia A. Bristow, Managing Director

                                       Address:
                                       One First National Plaza
                                       Suite 0088
                                       Chicago, Illinois  60670-0088
                                       Attention: Julia A. Bristow
                                       Telephone No. (312) 732-5927
                                       Facsimile No. (312) 732-1117


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